INFORMATION STATEMENT


                                 RELATING TO THE


                            REINCORPORATION IN NEVADA


                                BY THE MERGER OF


                           EARTH SEARCH SCIENCES, INC.
                              (A UTAH CORPORATION)


                                      INTO


                           Earth Search Sciences, Inc.
                             (A NEVADA CORPORATION)







                           EARTH SEARCH SCIENCES, INC.
               1729 Montana Highway 35. * Kalispell, MT 59901
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                               September ___, 2004

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

DEAR SHAREHOLDER:

         NOTICE IS HEREBY GIVEN that we have received written consents in lieu of a meeting from stockholders representing a majority of our outstanding shares of voting stock approving the reincorporation of EARTH SEARCH SCIENCES, INC., a Utah corporation ("Earth Search Utah") in Nevada by merger with and into our wholly-owned Nevada subsidiary, EARTH SEARCH SCIENCES, INC. ("Earth Search Nevada").

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                        WE ARE NOT ASKING YOU FOR A PROXY
                  and you are requested not to send us a Proxy.
-------------------------------------------------------------------------------

         As of the close of business on August 19, 2004, the record date for shares entitled to notice of and to sign written consents in connection with the reincorporation, there were 194,305,708 shares of our common stock and 2,723,128 shares of Series A Convertible Preferred Stock outstanding. Each share of our common stock is entitled to one vote and each share of our preferred stock is entitled to 150 votes in connection with the reincorporation. Prior to the mailing of this Information Statement, certain of our officers, directors and affiliates, who represent a majority of our outstanding voting shares, signed written consents approving the reincorporation. As a result, the Plan and Agreement of Merger has been approved and neither a meeting of our stockholders nor additional written consents are necessary. The reincorporation is intended to be effected on September 15, 2004 and will result in Earth Search Utah being governed by the laws of the State of Nevada. See "Reincorporation in Nevada -Principal Features of the Reincorporation."

         The Plan and Agreement of Merger provides for the mandatory exchange of certificates representing shares of Earth Search Utah for certificates representing shares of Earth Search Nevada. We urge you to follow the instructions set forth in the attached Information Statement under "How to Exchange Earth Search Utah Certificates for Earth Search Nevada Certificates" to surrender certificates representing shares of Earth Search Utah for certificates representing Earth Search Nevada.

By Order of the Board of Directors,


--------------------------------
Larry Vance, Chief Executive Officer



                                     SUMMARY

Transaction:          Reincorporation in Nevada.

Purpose: To provide greater flexibility and simplicity in corporate transactions, reduce taxes and other costs of doing business. See "Reincorporation in Nevada-Principal Reasons for Reincorporation."

                      The purpose of this Information Statement is to inform holders of Earth Search Utah Common Stock or Earth Search Utah Preferred Stock who have not given Earth Search Utah their written consent to the foregoing corporate actions of such actions and their effects.

Record Date:          August 19, 2004

Method: Merger of Earth Search Utah with and into our wholly o wned subsidiary, Earth Search
                      Nevada. See "Reincorporation in Nevada-Principal Features of the Reincorporation."

Effective Date:       20 days after mailing of this Information Statement.

Right to Dissent      No Earth Search Utah stockholder is entitled to be paid
To Reincorporation    the fair value of his or her shares if the stockholder
                      dissents to the reincorporation or any of the actions resulting from or in connection with the reincorporation.

Additional            Exchange of outstanding certificates representing shares
Provisions:           of Earth Search Utah common stock for certificates
                      representing shares of Earth Search Nevada common stock.
                      See "Reincorporation in Nevada-How to Exchange Earth
                      Search Utah Certificates for Earth
                      Search Nevada Certificates."



                              QUESTIONS AND ANSWERS

         This Information Statement is first being sent to stockholders on or about October 4, 2004. The following questions and answers are intended to respond to frequently asked questions concerning the reincorporation of Earth Search Utah in Nevada. These questions do not, and are not intended to, address all the questions that may be important to you. You should carefully read the entire Information Statement, as well as its appendices and the documents incorporated by reference in this Information Statement.

Q:  Why is Earth Search Utah reincorporating in Nevada?

A: We believe that the Reincorporation in Nevada will give us more flexibility and simplicity in various corporate transactions. Nevada has adopted Revised Statutes that includes by statute many concepts created by judicial rulings in other jurisdictions and provides additional rights in connection with the issuance and redemption of stock.

Q: Why isn't Earth Search Utah holding a meeting of stockholders to approve the reincorporation?

A: The board of directors has already approved the reincorporation plan and has received the written consent of officers, directors, and affiliates that represent a majority of our outstanding shares of common stock and other voting interests. Under the Utah Revised Business Corporation Act ("Utah Law") and our Articles of Incorporation this transaction may be approved by the written consent of a majority of the shares entitled to vote. Since we have already received written consents representing the necessary number of shares, a meeting is not necessary and represents a substantial and avoidable expense.

Q:  What are the principal features of the reincorporation?

A: The reincorporation will be accomplished by a merger of Earth Search Utah with and into our wholly owned subsidiary, Earth Search Nevada. The shares of Earth Search Utah will cease to trade on the over-the-counter bulletin board market and the shares of Earth Search Nevada will begin trading in their place beginning on or about the Effective Date, under a new CUSIP number and a new trading symbol which has not yet been assigned. Options and warrants to purchase common stock of Earth Search Utah will also be exchanged for similar securities issued by Earth Search Nevada without adjustment as to the number of shares issuable or the total exercise price.

Q:  How will the reincorporation affect my ownership of Earth Search Utah?

A: After the effective date of the reincorporation and the exchange of your stock certificates, you will own the same amount of shares and the same class of Earth Search Nevada.

Q: How will the reincorporation affect the owners, officers, directors and employees of Earth Search Utah?

A: Our officers, directors and employees will become the officers, directors and employees of Earth Search Nevada after the effective date of the reincorporation.

Q:  How will the reincorporation affect the business of Earth Search Utah?

A: Earth Search Nevada will continue its business at the same locations and with the same assets. Earth Search Utah will cease to exist on the effective date of the reincorporation.

Q: How do I exchange certificates of Earth Search Utah for certificates of Earth Search Nevada?

A: Enclosed with this Information Statement is a letter of transmittal and instructions for surrendering certificates representing our shares. If you are a record stockholder, you should complete the letter of transmittal and send it with certificates representing your shares to the address set forth in the letter. Upon surrender of a certificate for cancellation with a duly executed letter of transmittal, Earth Search Nevada will issue a new certificate representing the number of whole shares of Earth Search Nevada as soon as practical after the effective date of the reincorporation.

Q:  What happens if I do not surrender my certificates of Earth Search Utah?

A: YOU ARE NOT REQUIRED TO SURRENDER CERTIFICATES REPRESENTING SHARES OF EARTH SEARCH UTAH TO RECEIVE SHARES OF Earth Search Nevada. All shares of Earth Search Utah outstanding after the effective date of the reincorporation continue to be valid. Until you receive shares of Earth Search Nevada you are entitled to receive notice of or vote at shareholder meetings or receive dividends or other distributions on the shares of Earth Search Utah.

Q:  What if I have lost Earth Search Utah certificates?

A: If you have lost your Earth Search Utah certificates, you should contact our transfer agent as soon as possible to have a new certificate issued. You may be required to post a bond or other security to reimburse us for any damages or costs if the certificate is later delivered for conversion. Our transfer agent may be reached at:

         Cottonwood Stock Transfer Corporation
         5899 South State Street
         Salt Lake City, Utah 84107
         Telephone: (801) 266-7151
         Facsimile: (801) 262-0907

Q:  Can I require Earth Search Utah to purchase my stock?

A: No. Under the Utah Revised Business Corporation Act, you are not entitled to appraisal and purchase of your stock as a result of the reincorporation.

Q:  Who will pay the costs of reincorporation?

A: Earth Search Utah will pay all of the costs of Reincorporation in Nevada, including distributing this Information Statement. We may also pay brokerage firms and other custodians for their reasonable expenses for forwarding information materials to the beneficial owners of our common stock. We do not anticipate contracting for other services in connection with the reincorporation. Each stockholder must pay the costs of exchanging their certificates for new certificates.

Q:  Will I have to pay taxes on the new certificates?

A: We believe that the reincorporation is not a taxable event and that you will be entitled to the same basis in the shares of Earth Search Nevada that you had in our common stock. EVERYONE'S TAX SITUATION IS DIFFERENT AND YOU SHOULD CONSULT WITH YOUR PERSONAL TAX ADVISOR REGARDING THE TAX EFFECT OF THE REINCORPORATION.



                            REINCORPORATION IN NEVADA

         The following discussion summarizes certain aspects of the Reincorporation of Earth Search Utah in Nevada. This summary does not include all of the provisions of the Agreement and Plan of Merger between Earth Search Utah and Earth Search Nevada, a copy of which is attached hereto as Exhibit "A," or the Certificate of Incorporation of Earth Search Nevada (the "Nevada Certificate"), a copy of which is attached hereto as Exhibit "B." Copies of the Articles of Incorporation and the By-Laws of Earth Search Utah (the "Earth Search Utah Articles" and the "Earth Search Utah By-Laws," respectively) and the By-Laws of Earth Search Nevada (the "Earth Search Nevada By-Laws") are available for inspection at the principal office of Earth Search Nevada and copies will be sent to shareholders upon request.

Principal Reasons for Reincorporation

         The Board of Directors believes that the Reincorporation will give Earth Search Utah a greater measure of flexibility and simplicity in corporate governance than is available under Utah Law and will increase the marketability of Earth Search Utah's securities.

         The State of Nevada is recognized for adopting comprehensive modern and flexible corporate laws which are periodically revised to respond to the changing legal and business needs of corporations. For this reason, many major corporations have initially incorporated in Nevada or have changed their corporate domiciles to Nevada in a manner similar to that proposed by Earth Search Utah. Consequently, the Nevada judiciary has become particularly familiar with corporate law matters and a substantial body of court decisions has developed construing Nevada Law. Nevada corporate law, accordingly, has been, and is likely to continue to be, interpreted in many significant judicial decisions, a fact which may provide greater clarity and predictability with respect to Earth Search Utah's corporate legal affairs. For these reasons, the Board of Directors believes that Earth Search Utah's business and affairs can be conducted to better advantage if Earth Search Utah is able to operate under Nevada Law. See "Certain Significant Differences between the Corporation Laws of Nevada and Utah."

Principal Features of the Reincorporation

         The Reincorporation will be effected by the merger of Earth Search Utah with and into Earth Search Nevada, a wholly-owned subsidiary of Earth Search Utah is incorporated under the Nevada Revised Statutes (the "Nevada Law") for the sole purpose of effecting the Reincorporation. The Reincorporation will become effective upon the filing of the requisite merger documents in Nevada and Utah, which filings will occur on the Effective Date, or as soon as practicable thereafter. Following the Merger, Earth Search Nevada will be the surviving corporation and will operate under the name "Earth Search Sciences, Inc."

         On the Effective Date, (i) any fractional shares of Earth Search Nevada common stock that a holder of shares of Earth Search Utah common stock would otherwise be entitled to receive upon exchange of his Earth Search Utah common stock will be canceled with the holder thereof being entitled to receive one whole share of common stock of Earth Search Nevada common stock, and (ii) each outstanding share of Earth Search Utah common stock held by Earth Search Utah shall be retired and canceled and shall resume the status of authorized and unissued the Earth Search Nevada stock.

         The Articles of Incorporation and bylaws of Earth Search Nevada are significantly different from the Articles of Incorporation and bylaws of Earth Search Utah. Because of the differences between the Articles of Incorporation and bylaws of Earth Search Utah and the laws of the State of Utah, which govern Earth Search Utah, and the Articles of Incorporation and bylaws of Earth Search Nevada and the laws of the State of Nevada, which govern Earth Search Nevada, your rights as stockholders will be affected by the reincorporation. See the information under "Significant Differences between Earth Search Utah and Earth Search Nevada" for a summary of the differences between the Articles of Incorporation and bylaws of Earth Search Utah and the laws of the State of Utah and the Articles of Incorporation and bylaws of Earth Search Nevada and the laws of the State of Nevada.

         The New Board of Directors will consist of those persons presently serving on the board of directors of Earth Search Utah. The individuals who will serve as executive officers of Earth Search Nevada are those who currently serve as executive officers of Earth Search Utah. Such persons and their respective terms of office are set forth below under the caption "Reincorporation in Nevada
- Officers and Directors."

         Pursuant to the terms of the Agreement and Plan of Merger, the Merger may be abandoned by the Board of Directors of Earth Search Utah and Earth Search Nevada at any time prior to the Effective Date. In addition, the Board of Directors of Earth Search Utah may amend the Agreement and Plan of Merger at any time prior to the Effective Date provided that any amendment made may not, without approval by the Majority Holders, alter or change the amount or kind of Earth Search Nevada common stock to be received in exchange for or on conversion of all or any of Earth Search Utah Common Stock, alter or change any term of the Nevada Certificate or alter or change any of the terms and conditions of the Agreement and Plan of Merger if such alteration or change would adversely affect the holders of Earth Search Utah common stock.

         The board of directors and officers of Earth Search Nevada consists of the same persons that are currently our directors and officers. Our daily business operations will continue at the principal executive offices at 1729 Montana Highway 35, Kalispell, Montana 59901.

How to Exchange Earth Search Utah Certificates for the Earth Search Nevada Certificates

         Enclosed are (i) a form letter of transmittal and (ii) instructions for effecting the surrender of Earth Search Utah Certificates in exchange for Earth Search Nevada Certificates. Upon surrender of a Earth Search Utah Certificate for cancellation to Earth Search Nevada, together with a duly executed letter of transmittal, the holder of such Earth Search Utah Certificate shall, as soon as practicable following the Effective Date, be entitled to receive in exchange therefor a Earth Search Utah Certificate representing that number of whole shares of Earth Search Nevada common stock into which Earth Search Utah Common Stock theretofore represented by Earth Search Utah Certificate so surrendered have been converted in the Merger and Earth Search Utah Certificate so surrendered will be canceled.

         Because of the Reincorporation in Nevada as a result of the Merger, holders of Earth Search Utah Common are not required to exchange their Earth Search Utah Certificates for Earth Search Nevada Certificates. Dividends and other distributions declared after the Effective Date with respect to Earth Search Nevada common stock and payable to holders of record thereof after the Effective Date will be paid to the holder of any unsurrendered Earth Search Utah Certificate with respect to the shares of Earth Search Nevada common stock, which by virtue of the Merger are represented thereby and such holder will be entitled to exercise any right as a holder of Earth Search Nevada common stock, until such holder has surrendered Earth Search Utah Certificate.

Capitalization

         The authorized capital of Earth Search Utah, on the Record Date, consisted of 200,000,000 shares of common stock, $.001 par value, and an unlimited number of shares of Series A Preferred Stock, $.001 par value. Approximately 194,305,708 shares of Earth Search Utah common stock and 2,723,128 shares of Preferred Stock were outstanding. The authorized capital of Earth Search Nevada, which will be the authorized capital of Earth Search Utah after the Reincorporation, consists of 200,000,000 shares of Common Stock, par value $.001 per share ("Earth Search Nevada common stock") and 10,000,000 shares of preferred stock, $.001 par value per share (collectively, the "Nevada Preferred Stock"). The Reincorporation will not affect total stockholder equity or total capitalization of Earth Search Utah.

         The New Board of Directors may in the future authorize, without further stockholder approval, the issuance of such shares of Earth Search Nevada common stock or Nevada Preferred Stock to such persons and for such consideration upon such terms as the New Board of Directors determines. Such issuance could result in a significant dilution of the voting rights and, possibly, the stockholders' equity, of then existing stockholders.

         There are no present plans, understandings or agreements, and Earth Search Utah is not engaged in any negotiations that will involve the issuance of the Nevada Preferred Stock to be authorized. However, the New Board of Directors believes it prudent to have shares of Nevada Preferred Stock available for such corporate purposes as the New Board of Directors may from time to time deem necessary and advisable including, without limitation, acquisitions, the raising of additional capital and assurance of flexibility of action in the future.

         It should be recognized that the issuance of additional authorized Earth Search Nevada common stock (or Nevada Preferred Stock, the terms and conditions of which including voting and conversion rights, may be set at the discretion of the Board of Directors) may have the effect of deterring or thwarting persons seeking to take control of Earth Search Nevada through a tender offer, proxy fight or otherwise or to bring about removal of incumbent management or a corporate transaction such as merger. For example, the issuance of Earth Search Nevada common stock or Nevada Preferred Stock could be used to deter or prevent such a change of control through dilution of stock ownership of persons seeking to take control or by rendering a transaction proposed by such persons more difficult.


    SIGNIFICANT DIFFERENCES BETWEEN Earth Search Utah AND Earth Search Nevada

         Earth Search Utah was incorporated under the laws of the State of Utah and Earth Search Nevada is incorporated under the laws of the State of Nevada. Those stockholders that tender their certificates representing the shares of our common stock for exchange will become stockholders of Earth Search Nevada. Their rights as stockholders will be governed by the Title 7, Chapter 78 of the Nevada Law and the Articles of Incorporation and bylaws of Earth Search Nevada rather than the Utah Law and the Earth Search Utah Articles of Incorporation and bylaws.

Significant Changes In Earth Search Utah's Charter and By-laws To Be Implemented By the Reincorporation

         Corporate Name. The Reincorporation will effect a change in Earth Search Utah's name. Following the Merger, Earth Search Nevada will be the surviving corporation and will operate under the name "Earth Search Sciences, Inc."

         Limitation of Liability. The Nevada Articles contain a provision limiting or eliminating, with certain exceptions, the liability of directors to Earth Search Nevada and its shareholders for monetary damages for breach of their fiduciary duties. The Earth Search Utah Articles contains no similar provision. The Board of Directors believes that such provision will better enable Earth Search Nevada to attract and retain as directors responsible individuals with the experience and background required to direct Earth Search Nevada's business and affairs. It has become increasingly difficult for corporations to obtain adequate liability insurance to protect directors from personal losses resulting from suits or other proceedings involving them by reason of their service as directors. Such insurance is considered a standard condition of directors' engagement. However, coverage under such insurance is no longer routinely offered by insurers and many traditional insurance carriers have withdrawn from the market. To the extent such insurance is available, the scope of coverage is often restricted, the dollar limits of coverage are substantially reduced and the premiums have risen dramatically.

         At the same time directors have been subject to substantial monetary damage awards in recent years. Traditionally, courts have not held directors to be insurers against losses a corporation may suffer as a consequence of directors' good faith exercise of business judgment, even if, in retrospect the directors' decision was an unfortunate one. In the past, directors have had broad discretion to make decisions on behalf of the corporation under the "business judgment rule." The business judgment rule offers protection to directors who, after reasonable investigation, adopt a course of action that they reasonably and in good faith believe will benefit the corporation, but which ultimately proves to be disadvantageous. Under those circumstances, courts have typically been reluctant to subject directors' business judgments to further scrutiny. Some recent court cases have, however, imposed significant personal liability on directors for failure to exercise an informed business judgment with the result that the potential exposure of directors to monetary damages has increased. Consequently legal proceedings against directors relating to decisions made by directors on behalf of corporations have significantly increased in number, cost of defense and level of damages claimed. Whether or not such an action is meritorious, the cost of defense can be well beyond the personal resources of a director.

         The Nevada legislature considered such developments a threat to the quality and stability of the governance of Nevada corporations because of the unwillingness of directors, in many instances, to serve without the protection which insurance traditionally has provided and because of the deterrent effect on entrepreneurial decision making by directors who do serve without the protection of traditional insurance coverage. In response, in 1987 the Nevada legislature adopted amendments to the Nevada Revised Statues which permit a corporation to include in its charter a provision to limit or eliminate, with certain exceptions, the personal liability of Directors to a corporation and its shareholders for monetary damages for breach of their fiduciary duties and to purchase insurance to provide protection to Directors. Similar charter provisions limiting a director's liability are permitted under Utah Law, however, the Earth Search Articles contain no such provision.

         The Board of Directors believes that the limitation on directors' liability permitted under Nevada Law will assist Earth Search Nevada in attracting and retaining qualified directors by limiting directors' exposure to liability. The Reincorporation proposal will implement this limitation on liability of the directors of Earth Search Nevada, inasmuch as the Nevada Articles provide that to the fullest extent that the Nevada Law now or hereafter permits the limitation or elimination of the liability of directors, no director will be liable to Earth Search Nevada or its stockholders for monetary damages for breach of fiduciary duty. Under such provision, Earth Search Nevada's directors will not be liable for monetary damages for acts or omissions occurring on or after the Effective Date of the Reincorporation, even if they should fail through negligence or gross negligence, to satisfy their duty of care (which requires directors to exercise informed business judgment in discharging their duties). The Nevada Articles would not limit or eliminate any liability of directors for acts or omissions occurring prior to the Effective Date. As provided under Nevada Law, the Nevada Articles cannot eliminate or limit the liability of directors for breaches of their duty of loyalty to Earth Search Nevada; acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, paying a dividend or effecting a stock repurchase or redemption which is illegal under the Nevada Law, or transactions from which a director derived an improper personal benefit. Further, the Nevada Articles would not affect the availability of equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of a director's duty of care. The Nevada Articles pertain to breaches of duty by directors acting as directors and not to breaches of duty by directors acting as officers (even if the individual in question is also a director). In addition, the Nevada Articles would not affect a director's liability to third parties or under the federal securities laws.

         The Nevada Articles are worded to incorporate any future statutory revisions limiting directors' liability. The Nevada Articles provide, however, that no amendment or repeal of its provision will apply to the liability of a director for any acts or omissions occurring prior to such amendment or repeal, unless such amendment has the affect of further limiting or eliminating such liability.

         Earth Search Utah has not received notice of any lawsuit or other proceeding to which the Nevada Articles might apply. In addition, the provision is not being included in the Nevada Articles in response to any director's resignation or any notice of an intention to resign. Accordingly, Earth Search Nevada is not aware of any existing circumstances to which the provision might apply. The Board of Directors recognizes that the Nevada Articles may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders from instituting litigation against directors for breach of their duty of care, even though such an action, if successful, might benefit Earth Search Nevada and its shareholders. However, given the difficult environment and potential for incurring liabilities currently facing directors of publicly held corporations, the Board of Directors believes that the Nevada Articles are in the best interests of Earth Search Nevada and its stockholders, since it should enhance Earth Search Nevada's ability to retain highly qualified directors and reduce a possible deterrent to entrepreneurial decision making. In addition, the Board of Directors believes that the Nevada Articles may have a favorable impact over the long term on the availability, cost, amount and scope of coverage of directors' liability insurance, although there can be no assurance of such an effect.

         The Nevada Articles may be viewed as limiting the rights of stockholders, and the broad scope of the indemnification provisions of Earth Search Nevada could result in increased expense to Earth Search Nevada. Earth Search Nevada believes, however, that these provisions will provide a better balancing of the legal obligations of, and protections for, directors and will contribute to the quality and stability of Earth Search Nevada's governance. The Board of Directors has concluded that the benefit to stockholders of improved corporate governance outweighs any possible adverse effects on stockholders of reducing the exposure of directors to liability and broadening indemnification rights. Because the Nevada Articles deal with the potential liability of directors, the members of the Board of Directors may be deemed to have a personal interest in effecting the Reincorporation.

         Indemnification. The Nevada Law authorize broad indemnification rights which corporations may provide to their directors, officers and other corporate agents. The Nevada Articles reflect the provisions of Nevada Law, as amended, and, as discussed below, provide broad rights to indemnification.

         In recent years, investigations, actions, suits and proceedings, including actions, suits and proceedings by or in the right of a corporation to procure a judgment in its favor (referred to together as "proceedings"), seeking to impose liability on, or involving as witnesses, directors and officers of publicly-held corporations have become increasingly common. Such proceedings are typically very expensive, whatever their eventual outcome. In view of the costs and uncertainties of litigation in general it is often prudent to settle proceedings in which claims against a director or officer are made. Settlement amounts, even if material to the corporation involved and minor compared to the enormous amounts frequently claimed, often exceed the financial resources of most individual defendants. Even in proceedings in which a director or officer is not named as a defendant he may incur substantial expenses and attorneys' fees if he is called as a witness or otherwise becomes involved in the proceeding. Although Earth Search Utah's directors and officers have not incurred any liability or significant expense as a result of any proceeding to date the potential for substantial loss does exist. As a result, an individual may conclude that the potential exposure to the costs and risks of proceedings in which he may become involved may exceed any benefit to him from serving as a director or officer of a public corporation. This is particularly true for directors who are not also officers of the corporation. The increasing difficulty and expense of obtaining directors' and officers' liability insurance discussed above has compounded the problem.

         The broad scope of indemnification now available under Nevada Law will permit Earth Search Nevada to offer its directors and officers greater protection against these risks. The Board of Directors believes that such protection is reasonable and desirable in order to enhance Earth Search Nevada's ability to attract and retain qualified directors as well as to encourage directors to continue to make good faith decisions on behalf of Earth Search Nevada with regard to the best interests of Earth Search Nevada and its stockholders.

         The Nevada Articles are quite different from the Earth Search Utah Articles and require indemnification of Earth Search Nevada's directors and officers to the fullest extent permitted under applicable law as from time to time in affect, with respect to expenses, liability or loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by any person in connection with any actual or threatened proceeding by reason of the fact that such person is or was a director or officer of Earth Search Nevada or is or was serving at the request of Earth Search Nevada as a director or officer of another corporation or of a partnership, joint venture; trust, employee benefit plan or other enterprise at the request of Earth Search Nevada. The right to indemnification includes the right to receive payment of expenses in advance of the final disposition of such proceeding; consistent with applicable law from time to time in effect; provided, however, that if the Nevada Law requires the payment of such expenses in advance of the final disposition of a proceeding, payment shall be made only if such person undertakes to repay Earth Search Nevada if it is ultimately determined that he or she was not entitled to indemnification. Directors and officers would not be indemnified for lose, liability or expenses incurred in connection with proceedings brought against such persons otherwise than in the capacities in which they serve Earth Search Nevada. Under the Nevada Law Earth Search Nevada may, although it has no present intention to do so, by action of the Board of Directors, provide the same indemnification to its employees, agents, attorneys and representatives as it provides to its directors and officers. The Nevada Articles provide that such practices are not exclusive of any other rights to which persons seeking indemnification may otherwise be entitled under any agreement or otherwise.

         The Nevada Articles specify that the right to indemnification is a contract right. The Nevada Articles also provides that a person seeking indemnification from Earth Search Nevada may bring suit against Earth Search Nevada to recover any and all amounts entitled to such person provided that such person has filed a written claim with Earth Search Nevada has failed to pay such claim within thirty days of receipt thereof. In addition, the Earth Search Nevada Articles authorize Earth Search Nevada to purchase and maintain indemnity insurance, if it so chooses to guard against future expense.

         The Nevada Articles provide for payment of all expenses incurred, including those incurred to defend against a threatened proceeding. Additionally, the Nevada Articles provides that indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. The Nevada Articles also provide that to the extent any director or officer who is, by reason of such a position, a witness in any proceeding, he or she shall be indemnified for all reasonable expenses incurred in connection therewith.

         Under Utah Law, as with Nevada Law, rights to indemnification and expenses need not be limited to those provided by statute. As a result, under Nevada Law and the Nevada Articles, Earth Search Nevada will be permitted to indemnity its directors and officers, within the limits established by law and public policy, pursuant to an express contract, a by-law provision, a stockholder vote or otherwise, any or all of which could provide indemnification rights broader than those currently available under the Earth Search Utah Articles or expressly provided for under Nevada or Utah Law.

         Insofar as the Nevada Articles provide indemnification to directors or officers for liabilities arising under the Securities Act of 1933, it is the position of the Securities and Exchange Commission that such indemnification would be against public policy as expressed in such statute and, therefore, unenforceable.

         The Board of Directors recognizes that Earth Search Nevada may in the future be obligated to incur substantial expense as a result of the indemnification rights conferred under the Nevada Articles, which are intended to be as broad as possible under applicable law. Because directors of Earth Search Nevada may personally benefit from the indemnification provisions of the Earth Search Nevada Articles, the members of the Board of Directors may be deemed to have a personal interest in the effectuation of the Reincorporation.

Significant Differences Between the Corporation Laws of Nevada and Utah

         The Company is incorporated under the laws of the State of Utah and Earth Search Nevada is incorporated under the laws of the State of Nevada. On consummation of the Reincorporation, the stockholders of the Company, whose rights currently are governed by Utah Law and the Earth Search Utah Articles and the Earth Search Utah Bylaws, which were created pursuant to Utah Law, will become stockholders of a Nevada company, Earth Search Nevada, and their rights as stockholders will then be governed by Nevada Law and the Nevada Articles and the Nevada Bylaws which were created under Nevada Law.

         Although the corporate statutes of Utah and Nevada are similar, certain differences exist. The most significant differences, in the judgment of the management of the Company, are summarized below. This summary is not intended to be complete, and stockholders should refer to the Nevada Law and the Utah Law to understand how these laws apply to the Company and Earth Search Nevada.

         Classified Board of Directors. Both Utah and Nevada Law permit corporations to classify their board of directors so that less than all of the directors are elected each year to overlapping terms. Neither Earth Search Utah nor Earth Search Nevada have classified boards.

         Removal of Directors. Under Utah Law, members of a classified board of directors may only be removed for cause. Removal requires the vote of a majority of the outstanding shares entitled to vote for the election of directors. Nevada Law provides that any or all directors may be removed by the vote of two-thirds of the voting interests entitled to vote for the election of directors.
 Nevada does not distinguish between removal of directors with and without cause. The reincorporation may make it more difficult for the stockholders of Earth Search Nevada to remove a member of the board of directors because it increases the number of shares that must be voted for removal.

         Special Meetings of Stockholders. Utah Law permits special meetings of stockholders to be called by the board of directors or by any other person authorized in the Articles of Incorporation or bylaws to call a special stockholder meeting. Nevada Law does not address the manner in which special meetings of stockholders may be called but permits corporations to determine the manner in which meetings are called in their bylaws. The Articles of Incorporation and bylaws of Earth Search Utah and the Articles of Incorporation and bylaws of Earth Search Nevada each provide that special meetings of the stockholders may be called only by the board of directors or a committee of the board of directors that is delegated the power to call special meetings by the board of directors. There will be no change to this provision as a result of the reincorporation.

         Special Meetings Pursuant to Petition of Stockholders. Utah Law provides that a director or a stockholder of a corporation may apply to the Court of Chancery of the State of Utah if the corporation fails to hold an annual meeting for the election of directors or there is no written consent to elect directors in lieu of an annual meeting taken, in both cases for a period of thirty (30) days after the date designated for the annual meeting or if there is no such date designated, within 13 months after the last annual meeting. Nevada Law is more restrictive. Under Nevada Law stockholders having not less than 15% of the voting interest may petition the district court to order a meeting for the election of directors if a corporation fails to call a meeting for that purpose within 18 months after the last meeting at which directors were elected. The reincorporation may make it more difficult for the stockholders of Earth Search Nevada to require that an annual meeting be held without the consent of the board of directors.

         Cumulative Voting. Cumulative voting for directors entitles stockholders to cast a number of votes that is equal to the number of voting shares held multiplied by the number of directors to be elected. Stockholders may cast all such votes either for one nominee or distribute such votes among up to as many candidates as there are positions to be filled. Cumulative voting may enable a minority stockholder or group of stockholders to elect at least one representative to the board of directors where such stockholders would not otherwise be able to elect any directors. Both Utah and Nevada Law permit cumulative voting if provided for in the certificate or articles of incorporation and pursuant to specified procedures. Neither the Articles of Incorporation of Earth Search Utah nor the Articles of Incorporation of Earth Search Nevada provide for cumulative voting. The reincorporation does not change the fact that the stockholders do not have the right to cumulate their votes.

         Vacancies. Under Utah Law, vacancies on the board of directors may be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum. Any director so appointed will hold office for the remainder of the full term of the class of directors in which the vacancy occurred. Similarly, Nevada Law provides that vacancies may be filled by a majority of the remaining directors, though less than a quorum, unless the articles of incorporation provide otherwise. The bylaws of both Earth Search Utah and Earth Search Nevada address the election of persons to fill vacancies on the board of directors in the same manner.

         Indemnification of Officers and Directors and Advancement of Expenses. Utah and Nevada have substantially similar provisions regarding indemnification by a corporation of its officers, directors, employees and agents. Utah and Nevada Law differ in their provisions for advancement of expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding. Utah Law provides that expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation. A Utah corporation has the discretion to decide whether or not to advance expenses, unless its Articles of Incorporation or bylaws provides for mandatory advancement. Nevada Law differs in two respects: First, Nevada Law applies to advance of expenses incurred by both officers and directors. Second, under Nevada Law, the articles of incorporation, bylaws or an agreement made by the corporation may provide that the corporation must pay advancements of expenses in advance of the final disposition of the action, suit or proceedings upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation. There will be a significant difference in stockholders' rights with respect to this issue because the bylaws of Earth Search Utah do not provide for the mandatory advancement of expenses of directors and officers and the Articles of Earth Search Nevada do so provide.

         Limitation on Personal Liability of Directors. Nevada Law permits a corporation to adopt provisions limiting or eliminating the liability of a director to a company and its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such liability does not arise from certain proscribed conduct, including breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or liability to the corporation based on unlawful dividends or distributions or improper personal benefit. The Articles of Incorporation of Earth Search Nevada exclude director liability to the maximum extent allowed by Nevada Law. Nevada Law permits, and Earth Search Nevada has adopted, a broader exclusion of liability of both officers and directors to the corporation and its stockholders, providing for an exclusion of all monetary damages for breach of fiduciary duty unless they arise from act or omissions which involve intentional misconduct, fraud or a knowing violation of law or payments of dividends or distributions in excess of the amount allowed. The reincorporation will result in the elimination of any liability of an officer or director for a breach of the duty of loyalty unless arising from intentional misconduct, fraud, or a knowing violation of law.

         Dividends. Utah Law is substantially the same as Nevada Law with respect to when dividends may be paid or redemption of its shares. Under the Utah Law, unless further restricted in the Articles of Incorporation, a corporation may pay dividends redeem or repurchase its shares only if, after giving it effect: (a) the corporation would not be able to pay its debts as they become due in the usual course of business; or (b) the corporation's total assets would be less than the sum of its total liabilities plus. Nevada Law provides that no distribution (including dividends on, or redemption or repurchases of, shares of capital stock) may be made if, after giving effect to such distribution, the corporation would not be able to pay its debts as they become due in the usual course of business, or, except as specifically permitted by the articles of incorporation, the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed at the time of a dissolution to satisfy the preferential rights of preferred stockholders. The reincorporation does not significantly change the ability of Earth Search Nevada to pay dividends or other distributions that would be payable under Utah Law.

         Restrictions on Business Combinations. Both Utah and Nevada Law contain provisions restricting the ability of a corporation to engage in business combinations with an interested stockholder. Under Utah Law, a corporation which is listed on a national securities exchange, included for quotation on the Nasdaq Stock Market or held of record by more than 2,000 stockholders, is not permitted to engage in a business combination with any interested stockholder for a three-year period following the time such stockholder became an interested stockholder, unless (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation in the same transaction that makes it an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting (and not by written consent), excluding shares owned by the interested stockholder. Utah Law defines "interested stockholder" generally as a person who owns 15% or more of the outstanding shares of a corporation's voting stock.

         Nevada Law regulates business combinations more stringently. First, an "interested stockholder" is defined as a beneficial owner (directly or indirectly) of ten percent (10%) or more of the voting power of the outstanding shares of the corporation. Second, the three-year moratorium can be lifted only by advance approval by a corporation's board of directors. Finally, after the three-year period, combinations with "interested stockholders" remain prohibited unless (i) they are approved by the board of directors, the disinterested stockholders or a majority of the outstanding voting power not beneficially owned by the interested party, or (ii) the interested stockholders satisfy certain fair value requirements. A Nevada corporation may opt-out of the statute with appropriate provisions in its articles of incorporation.

         Neither the Earth Search Utah, nor Earth Search Nevada have opted out of the applicable statutes and the more stringent requirements of Nevada Law applying to mergers and combinations after the Effective Date of the reincorporation.

         Amendment to Articles of Incorporation or Bylaws. Both Utah and Nevada Law require the approval of the holders of a majority of all outstanding shares entitled to vote to approve proposed amendments to a corporation's certificate or articles of incorporation. Both Utah and Nevada Law also provide that in addition to the vote of the stockholders, the vote of a majority of the outstanding shares of a class may be required to amend the Articles of Incorporation or articles of incorporation. Neither state requires stockholder approval for the board of directors of a corporation to fix the voting powers, designation, preferences, limitations, restrictions and rights of a class of stock provided that the corporation's organizational documents grant such power to its board of directors. Both Utah and Nevada Law permit the number of authorized shares of any such class of stock to be increased or decreased (but not below the number of shares then outstanding) by the board of directors unless otherwise provided in the articles of incorporation or resolution adopted pursuant to the Articles of Incorporation, respectively.

         Actions by Written Consent of Stockholders. Both Utah and Nevada Law provide that, unless the articles or Articles of Incorporation provides otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote consents to the action in writing. Utah Law requires the corporation to give prompt notice of the taking of corporate action without a meeting by less than unanimous written consent to those stockholders who did not consent in writing. Nevada Law does not require notice to the stockholders of action taken by less than all of the stockholders.

         Stockholder Vote for Mergers and Other Corporation Reorganizations. Both jurisdictions require authorization by an absolute majority of the outstanding voting rights, as well as approval by the board of directors, of the terms of a merger or a sale of substantially all of the assets of the corporation. Neither Utah nor Nevada Law require a stockholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its Articles of Incorporation) if: (a) the merger agreement does not amend the existing Articles of Incorporation of the surviving corporation; (b) each share of stock of the surviving corporation outstanding immediately before the effective date of the merger is an identical outstanding share after the merger; and (c) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed twenty percent (20%) of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger.


                                APPRAISAL RIGHTS

         The reincorporation will be conducted as a merger of Earth Search Utah into our wholly owned subsidiary pursuant to the Utah Code. Utah Law does not provide for any right of appraisal or redemption in connection with mergers of a parent corporation into its subsidiary. The stockholders are not entitled to receive consideration in lieu of the shares of Earth Search Nevada.

                                   Management

         Upon the Effective Date the present officers and directors of Earth Search Utah will continue to be the officers and directors of Earth Search Nevada. This will result in the following persons serving in the following capacities until the first annual meeting after the specified number of years and until their respective successors are elected and qualified:

                  NAME                               AGE               POSITION
                  Larry Vance                        69                Chairman of the Board of Directors,
                                                                       Chief Executive Officer and
                                                                       President
                  Tami J. Story                      53                Secretary, Treasurer and Director
                  David Grant                        41                Director

            Larry F. Vance served as Chief Executive Officer of the Company from 1985 until April 8, 1995. Since April 8, 1995, Mr. Vance has served as Chairman of the Company. Mr. Vance is also a director of the Company and has been a full-time employee of the Company since 1985. Mr. Vance's training is in business and marketing. He served in a management capacity for the 3M companies, IBM, and Computer Usage Corporation prior to founding the Company.

            Tami J. Story served in an administrative support capacity for the Company from 1991 until April 1993. Since April 1993,
Ms. Story has served as Secretary and Treasurer of the Company. Ms. Story also serves as a director of the Company. Ms. Story holds a degree with a major in Nursing and a minor in Business Administration.

            David Grant has served as a senior consultant contractor with the Company since January 2004. Mr. Grant has an extensive and varied background spanning more than twenty years that includes business development, operations and technical marketing support, project management in both domestic and international venue. Included is time spent in high tech industry as well a underground utilities design and installation. Mr. Grant holds a Bachelors Degree in Biological Sciences from the University of Wyoming.

Compensation of Executive Officers

         No compensation has been awarded to, earned by or paid to Earth Search Utah's chief executive officer or any other executive officer at any time during the fiscal year ended March 31, 2004.

Federal Income Tax Consequences of the Reincorporation

         Earth Search Utah believes that for federal income tax purposes no gain or loss will be recognized by Earth Search Utah, Earth Search Nevada or the shareholders of Earth Search Utah who receive Earth Search Nevada common stock or Nevada Preferred Stock for their Earth Search Utah common stock or Company Preferred Stock in connection with the Reincorporation. The adjusted tax basis of each whole share of Earth Search Nevada common stock or Nevada Preferred Stock received by a shareholder of Earth Search Utah as a result of the Reincorporation will be the same as the shareholder's aggregate adjusted tax basis in the shares of Earth Search Utah common stock or Company Preferred Stock converted into such shares of Earth Search Nevada common stock or Nevada Preferred Stock. A shareholder who holds Earth Search Utah common stock or Company Preferred Stock will include in his holding period for the Earth Search Nevada common stock or Nevada Preferred Stock that he receives as a result of the Reincorporation his holding period for Earth Search Utah Common Stock or Company Preferred Stock converted into such Earth Search Nevada common stock or Nevada Preferred Stock.

         Because of the complexity of the capital gains and loss provisions of the Internal Revenue Code of 1986 and because of the uniqueness of each individuals capital gain or loss situation, shareholders contemplating exercising statutory appraisal rights should consult their own tax advisor regarding the federal income tax consequences of exercising such rights. State, local or foreign income tax consequences to shareholders may vary from the federal income tax consequences described above, and SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISOR AS TO THE CONSEQUENCES TO THEM OF THE REINCORPORATION UNDER ALL APPLICABLE TAX LAWS.


         Security Ownership of Certain Beneficial Owners and Management. The following table presents certain information regarding the beneficial ownership of all shares of the Common and Preferred Stock at August 19, 2004 (i) each person who owns beneficially more than five percent of the outstanding shares of the Common Stock, (ii) each director of the Company, (iii) each named executive officer, and (iv) all directors and officers as a group. The percentage of common shares owned provided in the table is based on 194,305,708 shares outstanding as of August 19, 2004. The percentage of preferred shares owned provided in the table is based on 2,723,128 shares outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, the persons named in the table have sole voting and investment power with respect to all shares of common and preferred stock shown as beneficially owned by them. The determination of whether these persons have sole voting and investment power is based on information provided by them.

-------------------------- ------------------------------------------ -----------------------------------------------
   Name of Beneficial          Common Shares Beneficially Owned         Preferred Shares(3)(4) Beneficially Owned
        Owner(1)
-------------------------- -------------------- --------------------- ----------------------- -----------------------
                                 Number              Percent(2)               Number               Percent (5)
-------------------------- -------------------- --------------------- ----------------------- -----------------------
Larry F. Vance                 14,765,003              7.60%                2,177,379                 79.96%
-------------------------- -------------------- --------------------- ----------------------- -----------------------
Tami J. Story                   2,365,169              1.22%                 464,632                  17.06%
-------------------------- -------------------- --------------------- ----------------------- -----------------------
Joseph Zamudio                   162,000               0.01%                  77,917                  2.86%
-------------------------- -------------------- --------------------- ----------------------- -----------------------
Laurel K. Fisher                 470,592               0.24%                  3,200                   0.12%
-------------------------- -------------------- --------------------- ----------------------- -----------------------

(1) Unless otherwise indicated, each person named in the above-described table has the sole voting and investment power with respect to his shares of the Common Stock beneficially owned.
(2) Unless otherwise provided, the calculation of percentage ownership is based on the total number of shares of the Common
         Stock outstanding as of August 19, 2004.
(3) Series A Preferred Stock entitles the holder thereof to have the number of votes equal to 10 times the number of shares of Common Stock into which such share of Series A Preferred Stock is convertible
(4)      Series A Preferred Stock shall be convertible at the rate of fifteen
         (15) shares of Common Stock for each full share of Series A Preferred Stock.
(5) Unless otherwise provided, the calculation of percentage ownership is based on the total number of shares of the Preferred
         Stock outstanding as of August 19, 2004.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our executive officers and directors, and beneficial owners of more than ten percent (10%) of any class of equity security registered pursuant to the Securities Act of 1933, as amended, make certain filings with the SEC and the Company. We do not believe, based on information provided to us by the reporting persons, that during or since the fiscal year ended March 31, 2004, any directors, officers or ten percent (10%) beneficial owners timely complied with such filing requirements.


                                 EXHIBITS INDEX


         A.       AGREEMENT AND PLAN OF MERGER


         B.       NEVADA CERTIFICATE OF INCORPORATION


         C.       ANNUAL REPORT ON FORM 10-KSB FILED July 16, 2004



                                    EXHIBIT A

                          PLAN AND AGREEMENT OF MERGER

                                       OF

                           EARTH SEARCH SCIENCES, INC.
                              (a Utah corporation)

                                       AND

                           EARTH SEARCH SCIENCES, INC.
                             (a Nevada corporation)

         PLAN AND AGREEMENT OF MERGER entered into on August 19, 2004 by Earth Search Sciences, Inc., a Utah corporation ("Earth Search Utah"), and approved by resolution adopted by its Board of Directors on said date, and entered into on August 19, 2004, by Earth Search Sciences, Inc., a Nevada corporation ("Earth Search Nevada"), and approved by resolution adopted by its Board of Directors on said date.

         WHEREAS, Earth Search Utah is a business corporation of the State of Utah;

         WHEREAS, Earth Search Nevada is a business corporation of the State of Nevada;

         WHEREAS, the Utah Business Corporation Act permits a merger of a business corporation of the State of Utah with and into a business corporation of another jurisdiction;

         WHEREAS, Earth Search Utah does not intend to carry on any business except the business necessary to wind up and liquidate its business and affairs by means of a merger with and into a business corporation of the State of Nevada; and

         WHEREAS, Earth Search Utah and Earth Search Nevada and the respective Boards of Directors thereof declare it advisable and to the advantage, welfare, and best interests of said corporations and their respective stockholders to merge Earth Search Utah with and into Earth Search Nevada pursuant to the provisions of the Utah Business Corporation Act and pursuant to the provisions of the Nevada Revised Statutes upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto, being thereunto duly entered into by Earth Search Utah and approved by a resolution adopted by its Board of Directors and being thereunto duly entered into by Earth Search Nevada and approved by a resolution adopted by its Board of Directors, the Merger and the terms and conditions thereof and the mode of carrying the same into effect, are hereby determined and agreed upon as hereinafter in this Plan and Agreement of Merger set forth.

1. Earth Search Utah shall, pursuant to the provisions of the Utah Business Corporation Act and to the provisions of the Nevada Revised Statutes, be merged with and into Earth Search Nevada, which shall be the surviving corporation from and after the effective time of the merger and which is sometimes hereinafter referred to as the "surviving corporation", and which shall continue to exist as said surviving corporation under its present name pursuant to the provisions of the Nevada Revised Statutes. The separate existence of Earth Search Utah, which is sometimes hereinafter referred to as the "terminating corporation", shall cease at said effective time in accordance with the provisions of the Utah Business Corporation Act.

2. The present Articles of Incorporation of the surviving corporation will be the Articles of Incorporation of the surviving corporation and will continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the Nevada Revised Statutes.

3. The present bylaws of the surviving corporation will be the bylaws of said surviving corporation and will continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the Nevada Revised Statutes.

4. The directors and officers in office of the surviving corporation at the effective time of the merger shall be the members of the Board of Directors and the officers of the surviving corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the by-laws of the surviving corporation.

5. Each issued share of the common stock of the terminating corporation shall, from and after the effective time of the merger, be converted into one (1) share of the common stock of the surviving corporation. The surviving corporation shall not issue any certificate or script representing a fractional share of common stock but shall instead issue on full share for any fractional interest arising from the Merger. Pursuant to the laws of the State of Nevada, each share of the terminating corporation shall be tendered to the surviving corporation for exchange into shares of the surviving corporation within 60 days after the effective time of the merger. Upon receipt of such shares of the terminating corporation, the surviving corporation shall issue a certificate for the whole shares of the surviving corporation that are issuable in exchange for the shares of the terminating corporation. The shares of the surviving corporation that are outstanding immediately prior to the effect time of the merger shall be cancelled and deemed not outstanding as of the effective time of the merger.

6. The surviving corporation may sue in any court with jurisdiction to cause any stockholder of the terminating corporation to tender certificates representing shares owned by such stockholder to be tendered to the surviving corporation for exchange. Stockholders of the terminating corporation shall have no rights to notices, distributions or voting with respect to the surviving corporation unless the certificates representing shares of the terminating corporation are tendered to the surviving corporation for exchange.

7. Except to the extent otherwise provided in the terms of outstanding options, warrants or other rights to purchase, or securities convertible into or exchangeable for common stock of the terminating corporation (other than shares of the preferred stock of the terminating corporation), each outstanding option, warrant or other right to purchase, and each outstanding security convertible into or exchangeable for common stock shall be converted into an option, warrant or other right to purchase, or security convertible into or exchangeable for common stock of the surviving corporation on the basis of one (1) share of the common stock of the surviving corporation for each share of common stock of the terminating corporation. The exercise price or conversion ratio set forth in such option, warrant or other right to purchase, or security convertible into or exchangeable for common stock of the surviving corporation shall be ratably adjusted so that the total exercise or conversion price shall be the same as under the option, warrant, or other right to purchase, or security convertible into or exchangeable for common stock of the terminating corporation.

8. In the event that this Plan and Agreement of Merger shall have been fully approved and adopted upon behalf of the terminating corporation in accordance with the provisions of the Utah Business Corporation Act and upon behalf of the surviving corporation in accordance with the provisions of the Nevada Revised Statutes, the said corporations agree that they will cause to be executed and filed and recorded any document or documents prescribed by the laws of the State of Utah and by the laws of the State of Nevada, and that they will cause to be performed all necessary acts within the State of Utah and the State of Nevada and elsewhere to effectuate the merger herein provided for.

9. The Board of Directors and the proper officers of the terminating corporation and of the surviving corporation are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan and Agreement of Merger or of the merger herein provided for.

10. The effective time of this Plan and Agreement of Merger, and the time at which the merger herein agreed shall become effective in the State of Utah and the State of Nevada, shall be on the last to occur of:

(a) the approval of this Plan and Agreement of Merger by the stockholders of the terminating corporation in accordance with the Utah Business Corporation Act; or

(b) the date this Plan and Agreement of Merger, or a certificate of merger meeting the requirements of the Nevada Revised Statutes, is filed with the Secretary of State of the State of Nevada; or

(c) the date this Plan and Agreement of Merger, or a certificate of merger meeting the requirements of the Utah Revised Statutes, is filed with the Secretary of State of the State of Utah.

11. Notwithstanding the full approval and adoption of this Plan and Agreement of Merger, the said Plan and Agreement of Merger may be terminated at any time prior to the filing thereof with the Secretary of State of the State of Nevada.

12. Notwithstanding the full approval and adoption of this Plan and Agreement of Merger, the said Plan and Agreement of Merger may be amended at any time and from time to time prior to the filing thereof with the Secretary of State of the State of Utah and at any time and from time to time prior to the filing of any requisite merger documents with the Secretary of State of the State of Nevada except that, without the approval of the stockholders of Earth Search Utah and the stockholders of Earth Search Nevada, no such amendment may (a) change the rate of exchange for any shares of Earth Search Utah or the types or amounts of consideration that will be distributed to the holders of the shares of stock of Earth Search Utah; (b) change any term of the Articles of Incorporation of the surviving corporation; or (c) adversely affect any of the rights of the stockholders of Earth Search Utah or Earth Search Nevada.

         IN WITNESS WHEREOF, this Plan and Agreement of Merger is hereby executed upon behalf of each of the constituent corporations parties thereto.

Dated:   _____________________                     EARTH SEARCH SCIENCES, INC.
                                                   a Utah corporation



                                              By:      _______________________
                                                Larry F. Vance, President and
                                                Chief Executive Officer

                                               EARTH SEARCH SCIENCES, INC.
                                               a Nevada corporation



                                              By:      _______________________
                                                 Larry F. Vance, President and
                                                 Chief Executive Officer



                                    EXHIBIT B

                         TO BE FILED WITH DEFINITIVE 14C



                                    EXHIBIT C

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 10-K

[X] Annual report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
        For the fiscal year ended March 31, 2004 or

[_] Transition report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
        For the transition period from __________ to _________

                         Commission file number 0-19566



                           EARTH SEARCH SCIENCES, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


               Utah                                           87-0437723
--------------------------------------------------------------------------------
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                          Identification No.)


1729 Montana Highway 35, Kalispell, Montana                      59901
--------------------------------------------------------------------------------
(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code: (406) 751-5200



Securities registered pursuant to Section 12(b) of the Act: None
Securities registered pursuant to Section 12(g) of the Act: Common Stock

     Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes X No

     Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant's knowledge, in definitive proxy or information statement incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. X

     Aggregate market value of Common Stock held by non-affiliates of the Registrant at March 31, 2004: $5,270,266. For purposes of this calculation, officers and directors are considered affiliates.

     Number of shares of Common Stock outstanding at March 31, 2004: 194,305,708

Documents incorporated by reference.

This Form 10-K consists of 43 pages, which includes exhibits.

================================================================================

                                TABLE OF CONTENTS

PART I.......................................................................  3

    Item 1 -  Business ......................................................  3
    Item 2 -  Properties  ...................................................  8
    Item 3 -  Legal Proceedings..............................................  8
    Item 4 -  Submission of Matters to a Vote of Security Holders............  9

PART II......................................................................  9

    Item 5 -  Market for the Registrant's Common Stock Equity and
               Related Shareholder Matters...................................  9
    Item 6 -  Selected Financial Data........................................ 11
    Item 7 -  Management's Discussion and Analysis of Financial Condition
               and Results of Operations..................................... 12
    Item 7A-  Quantitative and Qualitative Disclosures About Market Risk..... 17
    Item 8 -  Financial Statements and Supplementary Data.................... 17
    Item 9 -  Changes in and Disagreements with Accountants
               on Accounting and Financial Disclosure........................ 17

PART III..................................................................... 18

    Item 10 - Directors and Executive Officers of the Registrant............. 18
    Item 11 - Executive Compensation......................................... 19
    Item 12 - Security Ownership of Certain Beneficial Owners and
               Management.................................................... 20
    Item 13 - Certain Relationships and Related Transactions................. 20

PART IV...................................................................... 21

    Item 14 - Exhibits, Financial Statement Schedules, and Reports
               on Form 8-K................................................... 21

SIGNATURES................................................................... 24

                                     PART I

ITEM 1.  BUSINESS

Organization
------------

     Earth Search Sciences, Inc. (the Company) was incorporated in 1984 under the laws of the state of Utah.

Corporate Focus
---------------

     The Company's mission is to commercially exploit the science of remote sensing in a wide variety of industries around the globe. The science of remote sensing includes acquiring, processing and interpreting imagery of the earth captured from instruments deployed on aircraft or satellites. The advantages of airborne and satellite remote sensing over other methods of gathering visual information are that data can be collected better, faster and cheaper over larger areas including sites inaccessible from the ground. By collecting data at different times, changes can be detected that may be due to significant natural or man-made processes. Detection of such changes can assist in environmental/land use management. Remote sensing instruments measure reflected, visible and infrared sunlight from the earth's surface over a spectral range seven times broader than the human eye can see. This collected data can then be digitally analyzed using personal computers. The digitally analyzed imagery can provide information useful to a wide range of industries such as, but not limited to, natural resource development (including oil and mineral exploration, fisheries and forestry), land use development, environmental remediation and monitoring, agriculture (including vegetation stress analysis), disaster assessment, marine sciences and military sciences.

Development of Core Technology
------------------------------

     In 1991, the Company was invited to participate in the Visiting Investigator Program (VIP) sponsored by the National Aeronautics and Space Administration (NASA). In the VIP program, the Company sought to compare the benefits of using the NASA operated Airborne Visible and Infra-Red Imaging Spectrometer (AVIRIS), along with other less advanced instruments, in locating geologic areas of interest in a test area in Nevada. The results of that program were published in January 1993. As a result of its participation in the program, the Company recognized the need to refine existing remote sensing technology in order to improve the economics of commercial remote sensing applications. To achieve its goal, the Company undertook the development of a miniaturized hyperspectral remote sensing instrument, Probe 1, which designed to be used with cost effective and easily available aircraft. This instrument has become known for its accuracy, reliability, and cost effectiveness and with the addition of geo-rectification capabilities and automated original processing steps continues to be one of the most accurate and cost effective instruments in the airborne remote sensing industry.

Current Business Plan
---------------------

     The Company is evolving from a mineral exploration and research and development organization into a leading provider of remote sensing services. Data is provided for clients as well as for the Company's own mineral and hydrocarbon exploration purposes. It is also accumulated for future resale to a variety of users. On June 1, 1997, the Company took delivery of the first Probe 1 instrument. In August of 1999, the Company took delivery of its second Probe 1 instrument. Since June 1, 1997, the Company has collected and currently owns a substantial archive of Probe 1 hyperspectral imagery from Kazakhstan, Australia, British Columbia, Ontario, Quebec, Chile, Peru, Mexico, California, Nevada, Arizona, Idaho, Montana, Wyoming, Texas, Louisiana, Florida and Utah. At the present time, the value of this data archive has not been independently appraised and its value is not reflected in the Company's financial statements, although recent announcements from Noranda Mining and Exploration Inc., a customer, indicate that their Probe 1 data from Chile and Peru has revealed new potential major mineral deposits.

     The Company believes cost effective hyperspectral remote sensing and imagery processing has tremendous potential in various global applications and markets. The ASPRS/NASA TEN-YEAR INDUSTRY FORECAST (http://www.asprs.org/news.html) published in 2003 validates this position and indicates that the remote sensing market has been growing at a rate of 13% per year, with the hyperspectral portion of that market growing to12% of the total by 2006 and worth approximately $440 million. The Company is ensuring its maximum exposure to this market by continuing a business model that is establishing subsidiary companies to focus on hyperspectral remote sensing applications in key industries. Each subsidiary will focus on a specific sector of commercial remote sensing and have a management team with relevant skills and expertise. The Company will provide an exclusivity license for each one, the Company's hyperspectral technology intellectual property, processing support, marketing and management assistance. With the establishment and growth of the subsidiaries this strategy will gradually create a ready market for the Company, as well situate the Company to receive royalties from any resource development that occurs as a result of the use of the Company's instruments and technology. Another advantage is that any required capital will be raised by the subsidiary separate from the parent company. One of the subsidiary companies, Petro Probe, Inc, the oil & gas spin-off, is already producing a steady cash flow from operations.

     To complement its Probe 1 technology, in fiscal 2000 the Company in acquired Space Technology Development Corporation (STDC) and its ownership of satellite based imagery technology. STDC had acquired ownership of a difficult to obtain commercial satellite license and the accompanying hyperspectral data stream from the proposed space based instrument, NEMO, a very desirable asset. The strategy the Company sought to develop was joint use of satellite and airborne remote sensing instruments to capture a strong market position. The economical large area imagery collection by the satellite instrument could complement and add value to the high-resolution imagery collection of specific target areas provided by the airborne instruments.

     As attractive as the proposition was, the financial markets were not willing to invest in new satellite ventures at the time. Thus, the Company has been unable to complete funding of the NEMO project based on the risks of a launch and the unproven potential for revenues from a hyperspectral satellite.

     In May 2002, the Company received notification from the Office of Naval Research (ONR) indicating that the performance period for the agreement with the Navy for the NEMO project had ended and that is was time to initiate close-out procedures, account for the distribution of Federal funds under the agreement and to account for and dispose of all real property and equipment acquired under the agreement. Further, the Navy requested an audited record of all distributions of Federal Funds made under this agreement, including those from the period when STDC was owned and operated prior to its acquisition by ESSI. Until the audit was completed and reviewed the ONR decided not to reimburse STDC (and hence ESSI) for certain invoices for subcontract and vendor costs on the NEMO program even though these costs were approved by the Naval Research Laboratory and the ONR for payment with government funds. As of March 31, 2002, the Company has $1,105,995 of receivables on its balance sheet from the ONR, of which $808,401 are outstanding as of the date of this filing. The Company believes that the ONR will make payment of the remaining receivables.

     SFAS 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF, and APB Opinion 30, REPORTING THE RESULTS OF OPERATIONS - REPORTING THE EFFECTS OF DISPOSAL OF A SEGMENT OF A BUSINESS, AND EXTRAORDINARY, UNUSUAL AND INFREQUENTLY OCCURRING EVENTS AND TRANSACTIONS, is the applicable accounting guidance for potential impairment of long-lived assets. Based on the guidance of SFAS 121 and since the Company was not able to receive any written confirmation from the ONR re: the matter, the Company had effectively no ability to value future oriented negotiated settlement on the NEMO program. Without such documentation of value, the Company provided in 2002 a loss from impairment of $13,010,364, the amount the Company was carrying in construction in progress for the NEMO program (see Notes 4 and 5 to the financial statements.) Although the situation with NEMO and the ONR financially damaged the Company, ESSI is moving forward in its plan to capture leadership in the airborne remote sensing industry. The Company recognizes the fragmented nature of the remote sensing industry and its composition by a majority of very small companies. The Company's long-term strategic plan is to create partnerships, strategic alliances, mergers or acquisitions as the most expeditious and cost-effective way to consolidate commercial hyperspectral remote sensing collections and services.

     The Company's near-term plans are to continue pursuing:

     (1) contracts that produce revenues from the application of remote sensing;

     (2) the development of additional miniaturized remote sensing instruments;

     (3) the integration of other advanced technology exploration instruments;

     (4) the development of promising mineral, oil and gas properties in which the Company has an equity interest, identifying such properties by utilizing its existing imagery database or acquiring such data; and

     (5) the marketing of ESSI archived raw data

     The negative events of 2001, including the stock market decline and September 11, 2001, left the Company in a tenuous highly leveraged position. Recognizing that the economy and the general business climate was declining rapidly, the Company made every effort to reduce overhead as quickly as possible, even though that may have been detrimental to longer-term expansion plans in some cases. Although cash flow was conserved the Company entered 2002 in an undercapitalized state and sought assistance from a variety of sources including some who indicated they could bring in necessary new investment into the Company. None of the individual sources proved successful, however all of those sources highly recommended a reorganization of the company in order to encourage migration of capital into the company. The reorganization would also include bringing in experienced directors and outsiders to fill the roles of senior management. In early 2004, the Board of Directors acted on the recommendation of investor sources and its own research and began to implement these actions.

Subsidiary Companies
--------------------
Formation of Petro Probe, Inc.
------------------------------

     The Company formed Petro Probe, Inc. to identify and develop potential hydrocarbon properties by utilizing Probe 1 surface imagery integrated with other sub-surface exploration techniques. Petro Probe, Inc.'s strategy will entail capturing data over areas of interest that the Company may later take an equity interest in, as well as the sale of hyperspectral imagery and processing services to oil and gas properties owned by third party customers. A primary objective in evaluating a potential hydrocarbon resource project is to provide geologic mapping of outcrop lithology and surface structure. The Probe 1 instrument is an excellent tool to obtain this mapping. Probe 1 imagery can identify subtle features due to topographic offset, vegetation change and/or soil alteration that play a major role in forming hydrocarbon traps. Hyperspectral imagery can also aid in petroleum exploration by detecting surface indicators of potential petroleum reserves such as micro seepage.

     Petro Probe, Inc.'s goal is to develop the competitive advantages of Probe 1 resource mapping capability, combining this with conventional hydrocarbon exploration tools and then applying newer value-added technology, such as 3D seismic to identify and acquire equity positions in oil and gas properties. 3D seismic is the technology of measuring underground explosions to map subsurface geologic structures.

     From it's inception in 2000 through March 31, 2002, Petro Probe, Inc. has acquired working interests in seven oil and gas projects in the U.S. The first project acquired was the Louisiana West Scott Field Prospect, where an oil well has been drilled and logged based on data from Probe 1 as well as other exploration measurements.

     Petro Probe, Inc.'s working interests in its seven (7) oil and gas projects offer them the right to participate in drilling additional wells on the project lease acreage. Petro Probe Inc. will determine whether or not to participate in additional drilling efforts on a case by case basis. Besides the West Scott field project, Petro Probe has interests in the well known fields of SpindleTop and Lost Soldier and has data and interests in the Green River Basin, Paradox Basin, and the Australian Basin.

     Because of the national need for new hydrocarbon discoveries, Petro Probe, Inc. is actively seeking petroleum based companies to either joint venture with, or merge with, and is in excellent position to move forward in this direction.

Formation of Geo Probe, Inc.
----------------------------

     The Company formed Geo Probe, Inc. to pursue geologically tailored hyperspectral imaging services to mineral exploration companies and develop new markets in geological applications. The same indicators that can be used to find mineral deposits can also be used to monitor the environmental impact of active and past-producing mines, mills, smelters, refineries and pipelines. Mineral deposits are part of larger geological systems that typically have mineralogical characteristics that are mappable using Probe 1 imagery. In vegetated areas, the subtle effects that bedrock geology has on plants can be measured to identify hidden minerals. The Company's mapping agreement with Noranda in 1998-2000 provided the ability to develop and prove new approaches to mineral exploration. The experience gained from this application still remains a rare and valuable intellectual property today, evidenced by the discovery of 145 mineral targets in Chile by Noranda . Therefore, Geo Probe's business focus will be to use the Company's remote sensing instruments to globally survey any areas that have promise for the location of minerals either for its own use, or for third party customers, and to sell hyperspectral collection and processing services in the geological hazards and environmental geology sectors.

     As in the hydrocarbon industry sector there is a build-up of new demand for mineral exploration beginning to occur and Geo Probe, Inc. is actively seeking companies to either joint venture with or merge with in order to position itself well for the upturn in global mining activity. The company has recently signed a Memo of Understanding with a Canadian mineral exploration company to move forward in the creation of such a joint venture.

Formation of Eco Probe, Inc.
----------------------------

     The Company formed Eco Probe, Inc. to pursue hyperspectral remote sensing applications in the environmental industry. The Company has taken an industrial leadership role in working with U.S. government agencies such as the Environmental Protection Agency, the Bureau of Land Management and the Office of Surface Mining on setting up applications for commercial monitoring of industries, forest inventory and health issues, slope stability assessment and the spread of noxious weeds.

     ESSI and Eco Probe, Inc. have performed important hyperspectral surveys and research in aquatic and vegetation-related projects. The environmental markets are vast, however, and the Company's current lack of resources dictates continued priorities to mineral and hydrocarbon exploration with its more mature background of data and experience.

Formation of Terranet, Inc.
---------------------------

     The Company formed Terranet, Inc. to act as a imagery product distribution conduit and perform as the Company's e-commerce content provider through a unique internet imagery distribution system. Imagery collected today and yesterday could be sold repeatedly to multiple end users. In addition to selling the Company's own imagery, Terranet, Inc. would pursue the resale of imagery obtained from third parties. Terranet completed the design and testing of the software and is anticipating development and expansion of the remote sensing market will provide opportunities for joint venture partners and or contract data suppliers. The unique design features are protected by copyright.

Fiscal 2004 Significant Projects
--------------------------------

     In fiscal 2004, the Company completed airborne hyperspectral surveys primarily for local, state and federal governmental agencies. These projects produced the majority of the Company's 2004 airborne revenue. The Company's agreement with the ONR produced all the Satellite Development business segment revenue (see note 10 to the financial statements.)

     To date, gigabyte quantities of imagery have been collected by the Company. Selected portions of these data tapes are being processed and the imagery is being examined for the presence of mineral properties. The Company is currently working to outsource the processing and interpretation of its archived data in order to quickly expand its commercial offering.

     Proposals are being developed to partner with private industry, universities and state and federal agencies to develop, package and deliver competitive advanced technology products and services. These are being evaluated on a priority basis. The Company continues to respond to an ever increasing volume of requests for quotations. This demonstrates the growing demand for hyperspectral services and gives reason for the Company to have a brighter outlook for the near future.

Business Segment Information
----------------------------

     Included in the attached financial statements is business segment information and financial information about geographic areas for the Company.

Employees
---------

     As of March 31, 2004 the Company had 4 full-time employees.

Available Information
---------------------

     The Securities and Exchange Commission maintains an internet site at http://www.sec.gov that contains reports and financial information filed by the Company. The Company maintains an internet site at http://www.earthsearch.com that contains information about the Company's business, markets and technology.

Seasonal Nature of Business
---------------------------

     The Company experiences the highest demand for its collection services April through October in the Northern Hemisphere and October through April in the Southern Hemisphere.

Customers and Geographic Areas of Business
------------------------------------------

     In fiscal 2004, the Company operated its airborne hyperspectral sensors under contracts with third parties in several areas around the United States. In fiscal 2004 and 2003, the Company's sensors were operated in the United States and abroad. Contracts to operate the sensors in the United States as an ecological, mining, agricultural, hydrocarbon, and target identification contributed approximately $258,843, $384,212 and $460,000, to revenue in 2004, 2003, and 2002, respectively. STDC's contract with the Office of Naval Research to design, build, and operate a hyperspectral sensor mounted on a satellite contributed approximately $0, $6,459 and $4,235,000, to revenue in 2004, 2003 and 2002. In fiscal 2003, projects with four clients accounted for approximately 76% of total revenue. In fiscal 2002, projects with one client accounted for approximately 84% of total revenue

ITEM 2. PROPERTIES

     The Company leases its corporate headquarters from two officers of the Company. Its headquarters consist of approximately 6,400 square feet of office space in Kalispell, Montana. All other office obligations have been cancelled.

     In addition, the Company owns working interests in seven (7) oil and gas properties. (See Note 4 to the Notes to Consolidated Financial Statements).

ITEM 3. LEGAL PROCEEDINGS

     In November 2000, Applied Science and Image Technology, Inc. (ASIT) sued the Company in the Circuit Court of Baltimore County, Third Judicial Circuit of Maryland, alleging breach of contract and other related causes of action. ASIT alleges that the Company was required to deliver 500,000 shares of ESSI common stock to ASIT on demand pursuant to a written contract between ASIT and the Company in which ASIT agreed to perform certain services for the Company.

     In May 2002, the Company filed counterclaims against ASIT for breach of contract and unjust enrichment on the grounds that, despite the Company having paid approximately $300,000 and transferring 500,000 of the Company common stock to ASIT, ASIT failed to provide the Company with the products and services it was contractually obligated to provide the Company. On June 12, 2002, ASIT moved to dismiss ESSI's counterclaims on the grounds that they were untimely. The action has not been resolved and neither party is presently pursuing this end.

     In October of 2002, Terranet, Inc. a subsidiary company, received notice of a judgment issued by the Supreme Court of British Columbia in regards to monies owed resulting from a contract with plaintiff Cal Data Ltd., of Vancouver, B.C. The plaintiff alleged that seventy-five thousand dollars was overdue from invoices for services dating from January of 2002 to October, 2002. Terranet, Inc.is examining its position and has not accrued any liability associated with this demand in its financial statements.

     In May of 2003, the Company received notice of a civil action commenced against it from Stern & Co. Communications LLC d/ba Stern & Co. registered in the United States District Court, Southern District of New York. The plaintiffs allege that the Company has not completely paid for services rendered and owes $92,048.22, nor forwarded stock options for 1,500,000 shares exercisable for three years at the price of $1.50 per share. The Company responded with a counter-claim alleging it never received the promised services. This matter has been resolved out of court.

     In January of 2004, the Company received notice of a complaint over deferred expenses owed to Mr. Brian Soliday. The Company disagreed with the amount and is working toward a settlement and/or an agreed amount.

     Except as described above, to the knowledge of our executive officers and directors, neither we nor our subsidiaries are party to any legal proceeding or litigation and none of our property is the subject of a pending legal proceeding and our executive officers and directors know of no other threatened or contemplated legal proceedings or litigation.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     Not applicable

PART II

ITEM 5. MARKET FOR THE REGISTRANT'S COMMON STOCK EQUITY AND RELATED STOCKHOLDER MATTERS

     (a) Principal Market or Markets. The Company's common stock trades in the over-the-counter market. The range of reported high and low bid quotations for the Company's common stock, as set forth below, reflect interdealer bid prices, without retail markups, markdowns, commissions, or adjustments as reported in the NASDAQ "pink sheets" and do not represent actual transactions.

               Quarter Ended                           High        Low
               -------------                           ----        ---

             June 30, 2002                              .08        .08
             September 30, 2002                         .05        .05
             December 31, 2002                          .04        .03
             March 31, 2003                             .01        .01

             June 30, 2003                              .01        .01
             September 30, 2003                         .01        .01
             December 31, 2003                          .01        .01
             March 31, 2004                             .03       .025


     (b) Approximate Number of Holders of Common Stock. The number of record owners of the Company's $.001 par value common stock at March 31, 2004 was approximately 1,204. This does not include shareholders that hold stock in their accounts at brokers/dealers.

     (c) Dividends. Holders of the Company's common stock are entitled to receive such dividends as may be declared by the Company's Board of Directors. No dividends have been paid with respect to the Company's common stock and no dividends are anticipated to be paid in the foreseeable future.

     (d) In the last three years, the Company has made the following sales of unregistered securities, all of which sales were exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) or as otherwise indicated:

                                RECENT SALES OF UNREGISTERED SECURITIES (1)


            AMOUNT OF    PRICE                                       AMOUNT OF    PRICE
           SECURITIES     PER      TOTAL CASH                       SECURITIES     PER      TOTAL CASH
   DATE       SOLD      SHARE($)   PROCEEDS($)             DATE        SOLD      SHARE($)   PROCEEDS($)
----------------------------------------------          -----------------------------------------------
 4/10/00     200,000     0.25         49,985   (1)       4/11/00      167,066     0.38                  (6)
 4/13/00      75,000     0.45         33,750   (3)       4/18/00       22,222                           (5)
 4/26/00     500,000     0.50        250,000   (3)       4/26/00       26,315     0.38         10,000   (3)
 4/26/00      50,000     0.38         19,000   (3)       4/26/00       50,000     0.38         19,000   (3)
 4/28/00      12,004     0.83         10,000   (3)       4/28/00       34,212     0.75                  (1)
  5/4/00     600,000     0.50        300,000   (3)        5/4/00        8,333     0.72          6,000   (3)
  5/4/00       5,451     0.20                  (4)        5/8/00       50,000     0.20         10,180   (1)
 5/11/00     500,000     0.25                  (1)       5/11/00        3,940     0.20                  (4)
  6/6/00     818,501     0.05                  (4)        6/6/00       65,789     0.38         25,000   (3)
  6/6/00     100,000     0.38         38,000   (3)       6/22/00      300,000                           (5)
 8/24/00       9,383     0.75                  (1)      12/12/00       81,081     0.37                  (2)
  1/4/01      29,126     0.26                  (1)       1/11/01    9,980,667     0.14                  (4)
 1/16/01     100,000     0.56                  (3)       1/17/01    8,587,000     0.34                  (1)
 2/26/01   5,289,315     0.26                  (4)       7/10/01       50,000     0.21                  (1)
 8/28/01      50,000     0.16                  (1)       9/25/01      850,340     0.16                  (6)
11/13/01     160,000     0.15                  (2)      12/11/01      243,026     0.13                  (1)
12/13/01     146,667     0.13                  (1)      12/13/01      120,824     0.13                  (1)
  1/3/02   2,564,103     0.10                  (1)        3/8/02      200,000     0.08                  (2)
 5/20/02     200,000                           (5)       5/30/02    3,574,273                           (1)
  6/7/02   8,332,329                           (2)       6/19/03      377,220                           (1)
  7/8/02     300,000                           (2)        7/8/02      500,000                           (1)
 10/1/02     547,960                           (1)      11/12/02    1,098,350                           (1)
11/13/02     500,000                           (7)      12/11/02      500,000                           (7)
 2/24/03   1,000,000                           (1)       3/26/03      100,000                           (1)

          (1)      Consideration paid for the shares was employee and/or consulting services.
          (2)      Shares issued for debt consideration.
          (3)      Sales of securities exempt from registration under Regulation D Rule 506.
          (4)      Shares exchanged pursuant to debt conversion.
          (5)      Shares issued as commissions for stock sales.
          (6)      Shares issued in exchange for interest in oil and gas properties.
          (7)      Shares issued in exchange for Series A preferred stock.

Securities authorized for issuance under Equity Compensation Plans
------------------------------------------------------------------

The following table sets forth certain information on the Company's Equity Compensation Plans. See Note 13 to the Notes to Consolidated Financial Statements for additional information on equity compensation including material terms of options granted that have not been approved by security holders.

                                                                                        (c)
                                                                               Number of securities
                                                                              remaining available for
                                       (a)                      (b)            future issuance under
                            Number of securities to be    Weighted-average      equity compensation
                             issued upon exercise of     exercise price of        plans (excluding
                              outstanding options,      outstanding options,    securities reflected
     Plan category            warrants and rights       warrants and rights        in column (a)
--------------------------  --------------------------  --------------------  -----------------------
Equity compensation plans
approved by security
holders (1)                              -                        -                      -

Equity compensation plans
not approved by security
holders (2)                         23,138,000                 $1.07                     -

Total                               23,138,000                 $1.07                     -

     (1) The Company's stock options and warrants have not been approved by security holders
     (2) Excludes options for 4,000,000 shares issued as part of the acquisition of STDC

Securities authorized for private placement issuance under subsidiary companies
-------------------------------------------------------------------------------

The subsidiary companies of Terranet, Inc. Petro Probe, Inc. and Eco Probe, Inc have issued shares of common stock to private placement investors, all of which were accredited investors as that term is defined under Regulation D. The investors executed subscription agreements and acknowledged that the securities to be issued have not been registered under the 1933 Securities Act, that the investors understood the economic risk of an investment in the securities, and that the investors had the opportunity to ask questions of and receive answers from the Company's management concerning any and all matters related to acquisition of the securities. No underwriter was involved in the transaction, and no commissions or other remuneration were paid in connection with the offer and sale of the securities.

ITEM 6.  SELECTED FINANCIAL DATA

     The following table sets forth certain selected financial data for each of the last five fiscal years with respect to the Company and is qualified in its entirety by reference to the Company's audited financial statements and notes thereto. STDC was acquired by the Company on December 21, 1999. The results of operations for 2003, 2002 and 2001 include the results of operation for STDC from December 22, 1999 to March 31, 2003.

                                                      As of or for the fiscal year ended
                                     2004            2003            2002           2001           2000
                                ---------------------------------------------------------------------------
Operating revenue               $    516,490    $    786,208    $  5,044,498    $ 2,678,986    $ 1,526,446
Net loss                          (3,860,529)     (5,354,184)    (16,797,081)    (6,636,480)    (5,177,983)
Net loss per common share              (0.02)          (0.03)          (0.11)         (0.05)         (0.03)
Total assets                       1,233,573       4,091,566       7,096,591     19,710,126     19,532,230
Long-term obligations              4,286,233       4,700,365       4,687,895      5,253,135      4,515,118
Stockholders' (deficit) equity   (18,690,393)    (14,879,965)    (11,310,331)     2,346,846      2,663,656
Cash dividends declared                    -               -               -              -              -

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     Financial comparisons will be made between the fiscal years ended March 31, 2004 and 2003 and 2002.

Results of Operations
---------------------

     The Company recognized revenue of $516,490 in 2004 compared with $786,208 and $5,044,498 in 2003 and 2002, respectively. In 2004, costs of services provided was $25,551 compared with $328,104 and $5,342,983 in 2003 and 2002, respectively.

     Provision for loss on impairment of fixed assets was $2,469,672 in 2004 compared with $2,168,997 and $13,010,364 in 2003 and 2002. This loss in 2002 is due recognition of an impairment of the NEMO asset previously carried in the construction in progress account. Exploration costs in 2004 were $0 compared with $0 in 2003 and 2002. General and administrative costs were $351,520 in 2004 compared with $3,138,442 and $3,053,024 in 2003 and 2002, respectively.

     During 2001, the Board of Directors approved the issuance of 8,587,000 shares against options as a performance based stock bonus. The issuance of these shares resulted in non-cash compensation expense of $2,926,781. In 2000, the Company recognized non-cash compensation expense of $1,608,001 for the vesting of options. Of this amount, $1,593,600 relates to performance options issued to officers of the Company in 1997. At the time these options were granted, the officer's salaries was deferred and the Company's common stock price was approximately $0.48 These options allow the officers to purchase restricted shares in the Company at exercise prices ranging from $.50 per share to $2.50 per share, for up to 24 months after vesting. The vesting of these options is dependent on the Company's stock price reaching certain prices and maintaining that level for a specified number of days. In 2000, 3,000,000 of options met the performance criteria and resulted in the recording of $1,593,600 of compensation expense. In 2003 and 2002, no options met the performance criteria and thus no compensation expense was recorded.

     Interest income in 2004 was $2,848 compared to $627 and $4,813 in 2003 and 2002, respectively. In 2004, the Company recognized interest expense of $686,092 compared to $730,719 and $760,730 in 2003 and 2002, respectively. The decrease in interest expense over the prior year is a result of the Company's conversion of convertible notes to equity in the fourth quarter of 2001.

     In 2004, the Company recorded minority interest in losses of consolidated subsidiaries of $279,891 compared to $239,867 and $335,333 in 2003 and 2002.
ESSI Probe 1 LC minority interest loss for a full year of operations was $115,671, $233,353 and 308,738 in 2004, 2003 and 2002, respectively.

     The Company recognized a net loss of $3,860,529 in fiscal 2004 compared with a net loss of $5,354,184 and $16,797,081 in 2003 and 2002, respectively. The loss on a per share basis was $0.02, $0.03 and $0.11 in fiscal 2004, 2003, and 2002, respectively. Included in the loss in 2004, 2003 and 2002 is a loss of $1,396, $1,778,336 and $14,251,858 and $1,822,434 or $0.01, $0.09 and $0.01 per
share, respectively, from the operations of STDC. The operations of STDC in 2002 reflect a $13,010,364 provision for loss on NEMO fixed asset.

Liquidity and Capital Resources
-------------------------------

     The Company has financed its activities to date with a combination of cash flow from operations and the use of equity securities and promissory notes. During 2002, the Company signed a definitive agreement with an investor for an equity line of up to $10,000,000 for one year with an extension option for a second year. The terms of the equity line are that the Company, after the effectiveness of a registration statement, at its option can sell its registered shares of common stock to the investor on a monthly basis. The maximum amount of funds that can be raised in any month is $1,500,000 limited by a calculation based on the average volume of the stock for the preceding month and the price of the stock. The stock will be sold at 88% of the average of the lowest five (5) trading days over the ten (10) days of trading immediately proceeding the sale date. Subsequent to March 31, 2002, the Company made its first drawdown on the equity line and raised $150,000 from the sale of its common stock.

     Net cash used in operating activities was $575,331 in 2004, resulting primarily from payments for salaries and services and changes in current assets and liabilities. Net cash used in operating activities was $282,167 in 2003, resulting primarily from payments for salaries and services and changes in current assets and liabilities. Net cash used in operating activities was $492,063 in 2002, resulting primarily from payments for salaries and services and changes in current assets and liabilities. Of the $16,797,081 net loss in 2002, approximately $14,675,423 was non cash items.

     Capital expenditures for March 31, 2004 were primarily for purchases of working interests in hydrocarbon properties.

     Capital expenditures for March 31, 2003 were primarily for purchases of new computer equipment, purchases of working interests in mineral properties and payments on a subsidiary's satellite hyperspectral instrument.

     At March 31, 2004 and 2003, the Company had cash of $11,753 and $347,682 and a working deficit of $15,440,818 and $13,700,198, respectively.

     The Company does not intend to pay cash dividends to the holders of its common stock and intends to retain future earnings to finance the expansion and development of its business.

     Under the original agreement with the ONR, STDC needed to raise private industry funds of approximately $125,000,000 in order to complete, launch and operate the hyperspectral imaging satellite and instrument. Subsequent to March 31, 2002, STDC received notification from the ONR that it would not be giving STDC an extension to its current agreement. The success of STDC and payment of approximately $8,216,424 of STDC accounts payable due subcontractors and vendors on the NEMO program, is dependent on the Company and ONR negotiating plans for going forward and additional funds being identified either commercially or under governmental programs to complete and launch the NEMO satellite and sensor.

     The Company believes that funds generated from its operations, together with future borrowings and the equity line will be adequate to meet the Company's anticipated cash needs during the immediate term.

     There can be no assurance that additional capital beyond the amounts currently forecasted by the Company will be required or that any such required additional capital will be available on reasonable terms, at such time or times as required by the Company. The Board of Directors has appointed a management committee to examine the option of re-organizing and re-structuring the company to ensure that a viable avenue is available for the attraction of capital. The management committee will also recommend priority new management appointments.

     The total number of employees employed by the Company now numbers four people.

Significant Accounting Policies
-------------------------------

     In October 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144 (SFAS 144), ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS. SFAS 144 supersedes SFAS 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF, and APB Opinion 30, REPORTING THE RESULTS OF OPERATIONS - REPORTING THE EFFECTS OF DISPOSAL OF A SEGMENT OF A BUSINESS, AND EXTRAORDINARY, UNUSUAL AND INFREQUENTLY OCCURRING EVENTS AND TRANSACTIONS, for segments of a business to be disposed of. SFAS 144 is effective for fiscal years beginning after December 15, 2001. The Company is currently evaluating the potential effect of the initial application of SFAS 144 on its consolidated financial statements.

     The Company uses the successful efforts method to account for its oil and gas properties. Under this method, it capitalizes costs incurred for property acquisition, exploration, and drilling related to its oil and gas properties. Once the project is completed, and, if oil or gas is located, costs capitalized to date on the specific project are amortized under the unit-of-production method as revenue is recognized. Capitalized costs for unsuccessful projects will be expensed when that determination is made.

     Unproved oil and gas properties that are individually significant are periodically assessed for impairment of value, and a loss is recognized at the time of impairment by providing an impairment allowance. Other unproved properties are amortized based on the Company's experience of successful drilling and average holding period. Capitalized costs of producing oil and gas properties, after considering estimated dismantlement and abandonment costs and estimated salvage values, are depreciated and depleted by the unit-of production method.

     Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company evaluates long-lived assets to determine potential impairment by comparing the carrying amount to the undiscounted estimated future cash flows of the related assets. In fiscal 2002, based on such review, the Company established a provision for loss on the NEMO program of $13,010,364 (see
Note 6 to attached financial statements.)

     In fiscal 2002, the Company changed its method of accounting for the sales of stock by its subsidiaries to account for these sales as increases in additional paid-in capital instead of as an increase to minority interest in the accompanying consolidated financial statements. Management believes that because of the developing nature of operations of the subsidiaries with minority interest, the new method of accounting will provide more meaningful information concerning sales of stock by its subsidiaries and, correspondingly, the minority interest liability account. The Company recognized an increase in additional paid-in capital of $1,707,868, as a cumulative effect on prior years of this change in account principles.

Future Operations
-----------------

     The Company will undergo a re-organization of its stock structure to ensure that it can establish and provide for the ability to continue its business model and business strategy. In order to achieve maximum results, the Board of Directors has approved the Company's re-organization include necessary Board and Senior Management changes

     In addition, the Company will continue to operate in the mineral and hydrocarbon resource exploration areas where the Company will operate its remote sensing instruments for its own use and secure equity interests in promising properties identified from the remote sensing imagery. Further, previously collected imagery will be analyzed and processed to aid in the Company's decisions to take new or additional equity interests in prospective properties.

     Management believes that a significant market opportunity exists for a company that can combine satellite and airborne hyperspectral remote sensing data and custom design the best and most efficient solutions to geological, environmental, defense, and surveillance problems. It is this belief that led the Company to acquire STDC. The Company believes that the opportunity still exists for a successful negotiation with a data supplier with access to satellite data.

     Research & Development of next generation hyperspectral instrumentation is continuing. The Company is pursuing the approval of nano-technology patent pendings for hyperspectral remote sensing instrumentation and processing in order to secure its market position for the next decade of industry developments.

     The Board of Directors will continue to seek outside directors to ensure that its commitment to corporate governance improvements is implemented.

Additional Risk Factors That Could Affect Liquidity, Operating Results And
--------------------------------------------------------------------------
Market Price Of Stock
---------------------

Risks Related to Our Industry
-----------------------------

Competitive pressures may adversely affect our operating revenues. The Company has numerous competitors in the remote sensing services (airborne hyperspectral services) and natural resource development industries. Competition in the remote sensing industry comes from several primary sources, including HyMap, CASI and GER, whose hyperspectral instruments operate within the USA. Our principal competitors in the natural resource development industry include traditional exploration companies using a variety of other technologies. Some of our competitors in both remote sensing and natural resource development have substantially greater financial and other resources than the Company. Competitive pressures in either industry may materially adversely affect our operating revenues and in turn, our business and financial condition.

     The Company may need to expend significant capital to keep pace with technological developments in our industry. The remote sensing industry, as well as the computing industry's processing of the raw data, is constantly undergoing development and change and it is likely that new technology, whether embodied in new equipment or techniques, will be introduced in the future. In order to keep pace with any new developments, the Company is planning to expend significant capital to develop or acquire the next level of developments in new remote sensing equipment and to train our employees in the new techniques. The Company is pursuing financing to develop additional remote sensing instruments; however, we may not be able to raise sufficient funds, and if the Company does so, there is no guaranty that the new instruments will out perform instruments used by our competitors. In addition, the Company's ability to raise needed capital may be influenced by general economic conditions and the strength of capital markets. To ensure its ability to continue operations the Company will undergo a re-organization to include a stock re-structuring.

     The Company may incur significant expenses to comply with new or more stringent governmental regulation. The sale of our imagery is regulated by the Department of Commerce. Although the Company (through its acquisition of STDC) has acquired a Department of Commerce (DOC) Remote Sensing License that permits the Company to market globally hyperspectral and panchromatic imagery, there is no guarantee that the government will not; impose restrictions on sales if the quality of our imagery increases with new technology that, for example, allows increased resolution. Because our license was the first issued DOC Remote Sensing License, the Company cannot anticipate how the DOC specifically will treat our license or how the airborne remote sensing industry will be regulated in the future.

Risks Related to Our Business
-----------------------------

     The loss of our key customers could have a material adverse effect on us. In prior years, mining company exploration contributed a significant amount of revenue to the Company. In 2002, the depressed condition of mineral prices has severely curtailed mining company budgets and thus their use of the Company's hyperspectral technology for exploration. In 2002, revenue recorded on cost reimbursements for the NEMO project accounted for approximately 84% of revenue. The Company is now pursuing contracts that represent a smaller and wider variety of customers. This will reduce the Company's exposure to the higher risk level associated in dealing with single large clients. The Company may not realize our anticipated return on capital commitments made to expand our capabilities. The Company purchased an aircraft, additional satellite and airborne hyperspectral instruments, as well as oil and gas property rights. The aircraft and airborne hyperspectral instruments were purchased to increase our capacity to conduct airborne surveys. If the Company does not experience continued demand for our remote sensing services, the Company may incur significant expense without generating corresponding revenues. The oil and gas property rights were acquired in order to exploit suspected natural resources located within certain properties. If these properties do not contain sufficient natural resources to warrant exploitation, the Company may incur significant expenses without generating corresponding revenues.

     In addition, from time to time, the Company expects to make significant capital expenditures to implement new processes and to increase both efficiency and capacity. Some of these projects may require additional training for our employees and not all projects may be implemented as anticipated. If any of these projects do not achieve the anticipated increase in efficiency or capacity, our returns on these capital expenditures may not be as expected.

     Our ability to grow is dependent upon, and may be limited by, among other things, our capital structure, the price of our stock and our existing financing arrangements. If additional funding sources are needed, the Company may not be able to obtain the additional capital necessary to pursue our internal growth and acquisition strategy or, if the Company can obtain additional financing, the additional financing may not be on financial terms that are satisfactory to us.

     The Company's continued involvement on the NEMO Project and successful negotiations with the ONR may not materialize.

     The Company's database of spectral information may not be marketable or may not garner a price, which makes processing or analyzing the data economically reasonable. The Company has a substantial archive of Probe 1 hyperspectral imagery that was not gathered under contract with a client. The Company continues to gather hyperspectral imagery without having sold the rights to that data. The collection process requires variable as well as fixed expenditures that must be recouped though marketing the collected data. Although we do not carry the value of our existing Phase 1 hyperspectral archives as an asset on our balance sheet, the future success of the Company depends to some extent upon our ability to market this archived data.

     Cancellations, reductions or delays in customer orders may adversely affect our results of operations. Our overall operating results are affected by many factors, including the timing of survey contracts from large clients, the timing of capital expenditures to increase our capacity for gathering data in anticipation of future sales of products and services, and the weather which can affect whether or not a customers target of interest can be collected at a certain stage of vegetal growth. Although a large portion of our expenses are relatively fixed; a significant portion of our operational expenses vary with the number of airborne surveys. Because several of our operating divisions and subsidiaries are new businesses and have not obtained long-term commitments from our clients, we must anticipate the future demand for our services based upon our discussions with clients. Cancellations, reductions or delays in orders by a client or group of clients could have a material adverse effect on our business, financial condition and results of operations.

     The unavailability of skilled personnel may have an adverse effect on our operations. From time to time, the Company or some of our operating divisions and subsidiaries may experience difficulties in attracting and retaining skilled personnel to process and interpret the substantial volume of imagery data that is already collected or is expected to be collected in the future. The Company's ability to operate successfully could be jeopardized if we are unable to attract and retain a sufficient number of skilled personnel to conduct our business.

Outlook
-------

     This Report on Form 10-K, including the foregoing discussion in "Management's Discussion and Analysis of Financial Condition and Results of Operations," and other reports hereafter filed by the Company with the Securities and Exchange Commission may contain "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Act provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these statements as forward-looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. All statements other than statements of historical fact the Company makes in this Report on Form 10-K and such other reports filed with the Securities and Exchange Commission are forward-looking. In particular, statements regarding industry prospects, future OEM sales by the Company, the adequacy of existing manufacturing resources, the Company's continued expansion in foreign markets and the Company's future results of operations or financial position are forward-looking statements. Words such as "anticipates", "expects", "intends", "plans", "believes", "seeks", "estimates" and similar expressions identify forward-looking statements. But the absence of these words does not mean the statement is not forward-looking. The Company cannot guarantee any of the forward-looking statements, which are subject to risks, uncertainties and assumptions that are difficult to predict. Actual results may differ materially from those the Company forecasts in forward-looking statements due to a variety of factors, including those set forth above under the heading "Additional Risk Factors that could Affect Operating Results and Market Price of Stock" and elsewhere in this Report. The Company does not intend to update any forward-looking statements due to new information, future events or otherwise.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     Not applicable

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

     The financial statements and supplementary data required by this Item are included on pages F-1 to F-21 of this Report.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     On June 10, 2003, the Board of Directors of the Company dismissed the Company's accountants, Grant Thornton, LLP. Grant Thornton LLP served as the Company's auditor beginning with the fiscal year ended March 31, 2001. The Board of Directors has appointed Malone & Bailey, PLLC as the Company's auditor for the year ended March 31, 2003. Malone & Bailey's office is located at 5444 Westheimer, Suite 2080 Houston, TX 77056.

     The report of Grant Thornton LLP on the financial statements for year ended 2003 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle except for the inclusion in the report of an explanatory paragraph regarding the Company's ability to continue as a going concern.

     During the fiscal year ended March 31, 2003, and through June 10, 2003, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

     The Company has requested that Grant Thornton, LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated June 10, 2003, was filed as Exhibit 16.1 the Company's Form 8-K filed June 10, 2003.

                                    PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

     The following table sets forth certain information with respect to the executive officers of the Company for fiscal 2001 to the present.

          NAME                    AGE                  POSITION
          ----                    ---                  --------

     Larry F. Vance                69      Chairman and Chief Executive Officer
     David Grant                   53      Director
     Tami J Story                  41      Director Secretary/Treasurer/Director

     Larry F. Vance served as Chief Executive Officer of the Company from 1985 until April 8, 1995. Since April 8, 1995, Mr. Vance has served as Chairman of the Company. Mr. Vance is also a director of the Company and has been a full-time employee of the Company since 1985. Mr. Vance's training is in business and marketing. He served in a management capacity for the 3M companies, IBM, and Computer Usage Corporation prior to founding the Company.

     David Grant has served as a senior consultant contractor with the Company since January 2004. Mr. Grant has an extensive and varied background spanning more than twenty years that includes business development, operations and technical marketing support, project management in both domestic and international venue. Included is time spent in high tech industry as well a underground utilities design and installation. Mr. Grant holds a Bachelors Degree in Biological Sciences from the University of Wyoming.

     Tami J. Story served in an administrative support capacity for the Company from 1991 until April 1993. Since April 1993, Ms. Story has served as Secretary and Treasurer of the Company. Ms. Story also serves as a director of the Company. Ms. Story holds a degree with a major in Nursing and a minor in Business Administration.

     Information with respect to directors of the Company will be included under "Election of Directors" in the Company's definitive proxy statement for its 2003 annual meeting of shareholders, to be filed not later than 120 days after the end of the fiscal year covered by this Report, and is incorporated herein by reference. Information with respect to executive officers of the Company is included under Item 4(a) of Part I of this Report.

     Based solely on a review of copies of reports received by the Company from persons required to file reports of ownership and changes on ownership pursuant to Section 16(a) of the Securities Exchange

Act of 1934, the Company believes that all of its executive officers and directors complied with applicable filing requirements for the fiscal year ended March 31, 2003.

ITEM 11. EXECUTIVE COMPENSATION

Table below summarizes information on Executives and Directors compensation

                                                    SUMMARY COMPENSATION TABLE

                                                                                                    Long-Term Compensation
                                      Annual Compensation                       Awards                       Payouts
                          ----------------------------------------------------------------------------------------------------------
                                                                                               Securities
                                                                         Restricted   Stock    underlying                 All other
Name and Principal                      Salary   Bonus   Other Annual       Stock     Option  options/SARS   LTIP pay-  Compensation
Position                  Fiscal Year    ($)      ($)   Compensation($)  Award(s)($)  Grants      (#)         outs($)       ($)
------------------------------------------------------------------------------------------------------------------------------------
Larry Vance/Chairman (1)      2004      160,000    -           -             -          -          -            -            -

                              2003      160,000    -           -             -          -          -            -            -

                              2002      160,000    -           -             -          -          -            -            -

Tami J. Story/Secretary       2004       80,000    -           -             -          -          -            -            -
and Treasurer (1)
                              2003       80,000    -           -             -          -          -            -            -

                              2002       80,000    -           -             -          -          -            -            -

(1) Salary was deferred unless cash flow allowed payment.

           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END
                                OPTION/SAR VALUES

                                               Number of securities    Value of Unexercised In-the
                                              underlying unexercised        Money Options at
                     Shares                     options at FY-End              FY-End($)
                  Acquired on    Value
Name                Exercise   Realized($)  Exercisable/Unexercisable   Exercisable/Unexercisable
---------------   -----------  -----------  -------------------------  ---------------------------
Larry Vance            -            -         4,500,000/3,000,000(1)              0/0
John Peel              -            -         4,500,000/3,000,000(1)              0/0
Rory J. Stevens        -            -           375,000/1,500,000(1)              0/0
Tami Story             -            -           750,000/3,000,000(1)              0/0

(1) Exercise prices range from $0.21 - $2.50 per share.


Employment Contracts
--------------------

     In October 28, 2000, the Company entered into an employment agreement with Mr. Larry Vance. Pursuant to the agreement, the Company will pay Mr. Vance an annual salary of $160,000. In the event of termination of Mr. Vance without cause or due to a change in control, the Company will pay Mr. Vance two years of annual salary. Mr. Vance's options and vesting criteria are described above and in Note 11 to the attached consolidated financial statements.

     On October 28, 2000, the Company entered into an employment agreement with Ms. Tami Story. Pursuant to the agreement, the Company will pay Ms. Story an annual salary of $80,000. In the event of termination of Ms. Story without cause or due to a change in control, the Company will pay Ms. Story two years of annual salary. Ms. Story 's options and vesting criteria are described above and in Note 11 to the attached consolidated financial statements.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding ownership of the Company's Common Stock as of June 15, 2003 by each person known by the Company to own beneficially more than five percent of the Common Stock and by all directors and officers and as a group:

     Name and address of             Amount and nature of
     beneficial owner               beneficial ownership(1)  Percent of class
     -----------------------------  -----------------------  ----------------
     Larry Vance                    14,765,003(2)(3)(4)            7.57%
     P.O. Box 763
     Lakeside, MT  59922

     Tami Story                      2,365,169(5)                  1.21%
     P.O. Box 763
     Lakeside, MT  59901
     Dr. Jan Arnett                  9,150,830(4)                  4.69%

     42-07 30th Avenue
     Astoria, MT  11103
     All directors and officers     18,130,172                     9.29%

--------------------------------
     (1) All shares are held directly with sole voting and investment power unless otherwise indicated.
     (2) Includes 1,775,000 shares held by Universal Search Technology, a private company owned by Mr. Vance.
     (3)  Includes 4,500,000 options, which are exercisable on March 31, 2002.
     (4)  Excludes 17,663,842 shares held by Accuprobe. General Petroleum, Inc.
          (GPI), a company previously wholly-owned by Mr. Vance, and Accuprobe, a company previously wholly-owned by Dr. Arnett, have entered into an agreement whereby Dr. Arnett has exchanged his 100% ownership of Accuprobe for a percentage of the shares of GPI. Currently, all requirements of the transaction have not been met, but even if the transaction is completed, Mr. Vance will own 25% of the outstanding capital stock of GPI and Dr. Arnett will own 33% of the outstanding stock of GPI and neither Mr. Vance nor Dr. Arnett will likely have control over the disposition or voting power of the Earth Search shares owned by Accuprobe.
     (5)  Includes 750,000 options, which are exercisable on March 31, 2002.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During fiscal 2002, General Petroleum, Inc. (GPI) a company previously wholly-owned by an officer and director of the Company entered into an agreement with Accuprobe, lessor to the Company of a hyperspectral instrument (see Note 5 to the consolidated financial statements). The agreement requires the former sole shareholder of Accuprobe to transfer 100% of his equity in Accuprobe to GPI in exchange for equity in GPI. Presently, not all of the requirements of the agreement have been met. Also during fiscal 2002, GPI exchanged a portion of its equity for the 50% interest in the ESSI 1 LC owned by an outside party. It is the intention of ESSI and GPI to finalize an agreement in fiscal 2004 to allow ESSI to purchase and own 100% of both hyperspectral instruments.

     In fiscal 2001, the Company entered into a lease for its office in Kalispell, Montana. The lease is with two officers of the Company and is for a term of 5 years with minimum monthly payments of $6,400.

                                     PART IV
                                     -------

ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K

                                                                       Page in
     (a)(1) Financial Statements filed as part of this Report        this Report

          Report of Independent Accountants                           F-1 - F-2
          Consolidated Balance Sheet at March 31, 2004 and 2003       F-3
          Consolidated Statement of Loss for the Years
            Ended March 31, 2004, 2003 and 2002                       F-4
          Consolidated Statement of Redeemable Common Stock
            And Nonredeemable Shareholders' Equity (Deficit) for
            the Years Ended March 31, 2004, 2003 and 2002             F-5
          Consolidated Statement of Cash Flows for the Years
            Ended March 31, 2004, 2003 and 2002                       F-6
          Notes to Consolidated Financial Statements                  F-7 - F-25

     (a)(2) Financial Statement Schedules                             None

     (a)(3) Exhibits

     2.1 Agreement and Plan of Merger by and among Earth Search Sciences, Inc., ESS Acquisition Corp., Space Technology Development Corporation and the shareholders of Space Technology Development Corporation, dated December 21, 1999 (Incorporated by reference to Exhibit 2.1 to the Registrant's Form 10-K for fiscal year ended March 31, 2000).

     3.1 Articles of Incorporation, as amended (Incorporated by reference to Exhibit 3.1 to the Registrant's Forms 10-K for the fiscal years ended March 31, 1995 and March 31, 1996).

     3.2 Bylaws (Incorporated by reference to Exhibit 3.2 to the Registrants' Form 10-K for the fiscal year ended March 31, 1995).

     4.1   See exhibits 3.1 and 3.2.

     10.1 Memorandum of Understanding between the Registrant and Applied Signal and Imaging Technology, Inc. dated May 27, 1996 (Incorporated by reference to Exhibit 10.1 to the Registrant's Form 10-K for fiscal year ended March 31, 1996).

     10.2 Contract of Sale and Leaseback dated June 10, 1997 between Registrant and Accuprobe, Inc. (Incorporated by reference to Exhibit 10.2 to the Registrant's Form 10-K for fiscal year ended March 31, 2000).

     10.3 Operating Agreement of ESSI Probe1 LC, dated June 3, 1997 (Incorporated by reference to Exhibit 10.3 to the Registrant's Form 10-K for fiscal year ended March 31, 2000).

     10.4 Hyperspectral Technology License Agreement between Earth Search Sciences, Inc. and Noranda Mining and Exploration, Inc. made as of December 16, 1997 (Incorporated by reference to the Registrant's for 8-K filed on February 6, 1998).

     10.5 Agreement between the Office of Naval Research and Space Technology Development Corporation Agreement for NAVY EARTHMAP OBSERVER (NEMO) dated December 10, 1997 (Incorporated by reference to Exhibit 10.5 to the Registrant's Form 10-K for fiscal year ended March 31, 2000).

     10.6 Sales Contract between Science Applications International Corp. and Space Technology Development Corp. Dated: 30 March 1998, Contract
           No.: STDC-98-NEMO-0003 (Incorporated by reference to Exhibit 10.6 to the Registrant's Form 10-K for fiscal year ended March 31, 2000).

     10.7 Sales Contract between Science Applications International Corp. and Space Technology Development Corp. Dated: 30 March 1998, Contract
           No.: STDC-98-NEMO-004 (Incorporated by reference to Exhibit 10.7 to the Registrant's Form 10-K for fiscal year ended March 31, 2000).

     10.8 Sales Contract between Space Systems/Loral (SS/L) and Space Technology Development Corporation (STDC). Dated 21 January 1999, Contract Number: STDC-98-NEMO-0001 (Incorporated by reference to
           Exhibit 10.8 to the Registrant's Form 10-K for fiscal year ended March 31, 2000).

     10.9 Sales Contract between Litton Systems, Inc., Amecom Division (Litton Amecom) and Space Technology Development Corp. (STDC). Date 29 October 1998, Contract Number: STDC-98-NEMO-0009 (Incorporated by reference to Exhibit 10.9 to the Registrant's Form 10-K for fiscal year ended March 31, 2000).

     10.10 Common Stock Purchase Agreement between Alpha Venture Capital, Inc. and Earth Search Sciences, Inc. (ESSI). Dated May 23, 2001. (Incorporated by reference to Exhibit 10.10 to the Registrant's Form 10-K for fiscal year ended March 31, 2001).

     10.11 Registration Rights Agreement between Alpha Venture Capital, Inc. and Earth Search Sciences, Inc. (ESSI). Dated May 23, 2001. (Incorporated by reference to Exhibit 10.11 to the Registrant's Form 10-K for fiscal year ended March 31, 2001).

     10.12 Common Stock Purchase Warrant A between Alpha Venture Capital, Inc. and Earth Search Sciences, Inc. (ESSI). Dated May 23, 2001. (Incorporated by reference to Exhibit 10.12 to the Registrant's Form 10-K for fiscal year ended March 31, 2001).

     10.13 Common Stock Purchase Warrant B between Alpha Venture Capital, Inc. and Earth Search Sciences, Inc. (ESSI). Dated May 23, 2001. (Incorporated by reference to Exhibit 10.13 to the Registrant's Form 10-K for fiscal year ended March 31, 2001).

     10.14 Larry F. Vance employment agreement (Incorporated by reference to Exhibit 10.1 to the Registrant's Form 10-Q for fiscal quarter ended December 31, 2000).

     10.15 John W. Peel employment agreement (Incorporated by reference to Exhibit 10.2 to the Registrant's Form 10-Q for fiscal quarter ended December 31, 2000).

     10.16 Rory J. Stevens employment agreement (Incorporated by reference to Exhibit 10.3 to the Registrant's Form 10-Q for fiscal quarter ended December 31, 2000).

     10.17 Tami J. Story employment agreement (Incorporated by reference to Exhibit 10.4 to the Registrant's Form 10-Q for fiscal quarter ended December 31, 2000).

     10.18 John J. Sciuto employment agreement (Incorporated by reference to Exhibit 10.18 to the Registrant's Form 10-K for fiscal year ended March 31, 2001).

     16.1 Consent of Independent accountants re Registration Statement on Form No. S-1 (No. 333-66100).

     16.2 Statement under oath of Principal Executive Officer and Principal Financial Officer regarding facts and circumstances relating to exchange act filings.

     16.3 Letter re change in certifying accountant (Incorporated by reference to Exhibit 16.3 to the Registrant's form 8-K filed on May 25, 2001).

     16.4 Letter re change in certifying accountant (Incorporated by reference to Exhibit 16.3 to the Registrant's form 8-K filed on June 10, 2003).

     21.1.1 List of Subsidiaries (Incorporated by reference to Exhibit 21.1.1 to the Registrant's Form 10-K for fiscal year ended March 31, 2000)

          (b) The Registrant filed the Following Reports on Form 8-K during the quarter ended March 31, 2004:

                         Date of Report                   Item Reported
                         --------------                   -------------
                        December 3, 2003                         5

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             EARTH SEARCH SCIENCES, INC.


                                             By /s/ Larry F. Vance
                                             ---------------------------
                                             Larry F. Vance
                                             Chairman
                                             Date: July 12, 2004



     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.




Signature                       Title
---------                       -----



/s/ Larry F Vance               Chairman and Director
-------------------------
Larry F. Vance
Date: July 12, 2004




/s/ Tami Story                  Corporate Secretary and Treasurer and Director
-------------------------
Tami J. Story
Date: July 12, 2003

                           EARTH SEARCH SCIENCES, INC.
                           CONSOLIDATED BALANCE SHEET
                                 March 31, 2004



ASSETS
------
Current Assets
     Cash                                                          $     11,754
     Accounts receivable, net                                           109,243
     Other current assets                                                75,918
                                                                   ------------
Total Current Assets                                                    196,915
                                                                   ------------
Oil and gas properties, using successful
efforts accounting
     Proved properties                                                  255,422
     Unproved properties                                                330,671
                                                                   ------------
                                                                        586,093
     Less accumulated depletion                                        (175,217)
                                                                   ------------
     Net oil and gas properties                                         410,876
                                                                   ------------
     Other property and equipment, net                                  625,782
                                                                   ------------
TOTAL ASSETS                                                       $  1,233,573
                                                                   ============

LIABILITIES
-----------
Current Liabilities
     Current portion of notes payable                              $  1,208,622
     Capital lease obligation                                         3,623,897
     Deferred officers' compensation                                    240,000
     Accounts payable                                                 9,378,440
     Accrued expenses                                                   254,181
     Due to related parties                                             555,378
     Investor deposit                                                   377,215
                                                                   ------------
     Total Current Liabilities                                       15,637,733

Long Term Liabilities
     Deferred officers' compensation                                  2,743,326
     Notes payable less current portion                                 337,714
     Shareholder loans                                                1,205,193
                                                                   ------------
     Total liabilities                                               19,923,966

Commitments and contingencies                                                --

STOCKHOLDERS' DEFICIT
---------------------
Series A preferred stock; 200,000 shares
  authorized, issued and outstanding;
  liquidation preference $1,000,000                                          --
Common stock, $.001 par value; 200,000,000
  shares authorized; 194,305,708 shares
  issued and outstanding                                                194,306
Additional paid in capital                                           35,496,187
Treasury stock                                                         (200,000)
Accumulated deficit                                                 (54,180,886)
                                                                   ------------
                                                                    (18,690,393)
                                                                   ------------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                        $  1,233,573
                                                                   ============



                 See accompanying summary of accounting policies
                       and notes to financial statements.

                           EARTH SEARCH SCIENCES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                       YEARS ENDED MARCH 31, 2004 AND 2003







                                                 2004                  2003
                                             ------------          ------------
Revenue                                      $    516,490          $    786,208
Cost of revenue                                  (670,008)              888,758
                                             ------------          ------------
Gross margin                                     (153,518)             (102,550)
                                             ------------          ------------
Expenses
     Asset impairment                           2,469,072             2,168,997
     General & administrative                     537,365             2,592,412
     Loss on debt renegotiations                  297,221                    --
                                             ------------          ------------
     Total Expenses                             3,303,658             4,761,409
                                             ------------          ------------
Loss from operations                           (3,457,176)           (4,863,959)
Other income (expenses)
     Interest income                                2,848                   627
     Interest expense                            (686,092)             (730,719)
                                             ------------          ------------
Loss before minority interest                  (4,140,420)           (5,594,051)
Minority interest in losses of
     consolidated subsidiaries                    279,891               239,867
                                             ------------          ------------
Net loss                                     $ (3,860,529)         $ (5,354,184)
                                             ============          ============

Basic and diluted loss per share             $       (.02)         $       (.03)
Weighted average common shares
     outstanding                              194,305,708           175,327,436








                 See accompanying summary of accounting policies
                       and notes to financial statements.

                           EARTH SEARCH SCIENCES, INC.
           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
                       YEARS ENDED MARCH 31, 2004 AND 2003




                                                       Preferred Stock                              Common Stock
                                             ----------------------------------          ----------------------------------
                                                Shares                   $                  Shares                   $
                                             ------------          ------------          ------------          ------------
Balance at March 31, 2002                         200,000          $  1,000,000           158,775,576          $    158,776

Issuance of common stock for cash                      --                    --            15,148,210                15,149
Issuance of common stock for
     services rendered                                 --                    --             3,323,530                 3,323
Issuance of common stock for
     deferred compensation                             --                    --             3,574,273                 3,574
Issuance of common stock for loan
     and interest conversion                           --                    --             8,332,329                 8,332
Conversion of preferred stock for
     common stock                                (200,000)           (1,000,000)            1,000,000                 1,000
Issuance of shares for loan extension                                        --               300,000                   300
Non-cash compensation expense                          --                    --                    --                    --
Partial redemption                                     --                    --                    --                    --
Net loss                                               --                    --                    --                    --
                                             ------------          ------------          ------------          ------------
Balance at March 31, 2003                              --                    --           190,453,918               190,454

Issuance of common stock for
     services rendered                                 --                    --             3,851,790                 3,852
Stock option expense                                   --                    --                    --                    --
Net loss                                               --                    --                    --                    --
                                             ------------          ------------          ------------          ------------
Balance at March 31, 2004                              --          $         --           194,305,708          $    194,306
                                             ============          ============          ============          ============



                 See accompanying summary of accounting policies
                       and notes to financial statements.

                           EARTH SEARCH SCIENCES, INC.
           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
                       YEARS ENDED MARCH 31, 2004 AND 2003



                                              Additional
                                                Paid-in             Accumulated            Treasury
                                                Capital               Deficit                Stock                 Total
                                             ------------          ------------          ------------          ------------
Balance at March 31, 2002                    $ 32,697,066          $(44,966,173)             (200,000)          (11,310,331)

Issuance of common stock for cash                 425,836                    --                    --               440,985
Issuance of common stock for services
     rendered                                     141,497                    --                    --               144,820
Issuance of common stock for deferred
     compensation                                 437,304                    --                    --               440,878
Issuance of common stock for loan and
     interest conversion                          724,901                    --                    --               733,233
Conversion of preferred stock to
     common stock                                 999,000                    --                    --                    --
Issuance of shares for loan extension              26,700                    --                    --                27,000
Employee options vesting expense                   14,624                    --                    --                14,624
Partial redemption                                (16,990)                                                          (16,990)
Net loss                                               --            (5,354,184)                   --            (5,354,184)
                                             ------------          ------------          ------------          ------------
Balance at March 31, 2003                      35,449,938           (50,320,357)             (200,000)          (14,879,965)

Issuance of common stock for services
     rendered                                      42,370                    --                    --                46,222
Stock option expenses                               3,879                    --                    --                 3,879
Net loss                                               --            (3,860,529)                   --            (3,860,529)
                                             ------------          ------------          ------------          ------------
Balance at March 31, 2004                    $ 35,496,187          $(54,180,886)             (200,000)          (18,690,393)
                                             ============          ============          ============          ============










                 See accompanying summary of accounting policies
                       and notes to financial statements.

                           EARTH SEARCH SCIENCES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                       YEARS ENDED MARCH 31, 2004 AND 2003




                                                 2004                  2003
                                             ------------          ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                     $ (3,860,529)         $ (5,354,184)
Adjustments to reconcile net loss to
    cash used by operating activities:
Employee options vesting expense                    3,879                14,624
Common stock issued for services
    and interest expense                           46,222               171,820
Loss attributed to minority interest             (279,891)             (239,867)
Depreciation, amortization and depletion          369,324               594,646
Write off capitalized costs on oil
    and gas properties                                 --               616,784
Asset impairment                                2,469,072             1,552,211
Bad debt expense                                       --               814,895
Changes in assets and liabilities:
    Accounts receivable                            59,941               221,096
    Other current assets                          (39,797)               98,038
    Accounts payable and accrued expenses          92,705               241,684
    Accrued interest                              164,906               299,455
    Deferred officers compensation                398,837               386,631
                                             ------------          ------------
NET CASH USED IN OPERATING ACTIVITIES            (575,331)             (582,167)
                                             ------------          ------------
CASH FLOWS FROM INVESTING ACTIVITIES
    Capital expenditures                         (336,474)             (180,550)
    Proceeds from sale of interests in
    mineral properties                                 --               112,785
    Deposit on sale of fixed assets                    --               187,215
                                             ------------          ------------
NET CASH PROVIDED BY (USED IN)
    INVESTING ACTIVITIES                         (336,474)              119,450
                                             ------------          ------------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock                     --               440,985
Proceeds from sale of common stock
    of subsidiaries                                    --               300,000
Proceeds from shareholder loans, net              562,500                23,363
Proceeds from liquidation of escrow                90,000
Repayments on notes payable                       (76,624)              (20,630)
                                             ------------          ------------
NET CASH PROVIDED BY FINANCING ACTIVITIES         575,876               743,718
                                             ------------          ------------
NET INCREASE (DECREASE) IN CASH                  (335,929)              281,001
CASH AT BEGINNING OF PERIOD                       347,682                66,681
                                             ------------          ------------
CASH AT END OF PERIOD                        $     11,753          $    347,682
                                             ============          ============



                 See accompanying summary of accounting policies
                       and notes to financial statements.

                           EARTH SEARCH SCIENCES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                       YEARS ENDED MARCH 31, 2004 AND 2003





SUPPLEMENTAL CASH FLOW INFORMATION
                                                    Year ended March 31,
                                             ----------------------------------
                                                 2004                  2003
                                             ------------          ------------
Supplemental Cash flow information:
  Interest paid                              $    199,827          $    157,688

Non-cash financing and investing activities:
  Notes payable and interest converted into
    common stock                                       --               733,233
  Interest accrued on construction in
    progress                                           --               543,877
  Issuance of shares for deferred
    compensation                                       --               440,878

























                 See accompanying summary of accounting policies
                       and notes to financial statements.

                           EARTH SEARCH SCIENCES, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

Earth Search Sciences, Inc. ("ESSI") collects high value hyperspectral imagery of the earth's surface utilizing their proprietary hyperspectral imaging sensors, principally in North America. This imagery is either sold to end users via contracts to collect the information or collected for ESSI's own exploration purposes. ESSI also performs a range of imagery processing services. Information collected by the sensor has applications in natural resources development, environmental monitoring and remediation, wildlife habitat monitoring, hydrocarbon exploration and development, agricultural assessment and planning, including weed species identification, land use planning, forestry monitoring and planning, homeland security and target identification for defense surveillance.

ESSI has four wholly-owned subsidiaries: Skywatch Exploration, Inc., Polyspectrum Imaging, Inc., Geoprobe, Inc., and STDC, Inc. ("STDC"). In addition, there are five partially-owned consolidated subsidiaries: Earth Search Resources, Inc., Eco Probe, Inc., ESSI Probe 1 LC, Petro Probe, Inc. and Terranet, Inc. The 50% owned subsidiary ESSI Probe 1 LC was formed as a joint venture to own and operate hyperspectral instruments.

All subsidiaries excepting Petro Probe became inactive during fiscal 2003.

The majority-owned Petro Probe, Inc. was formed to identify and develop hydrocarbon properties by utilizing ESSI's hyperspectral instruments, hydrocarbon geologists, and imagery processors. At March 31, 2004, Petro Probe, Inc. holds interests in seven oil and gas projects.

In fiscal 2004 and 2003, ESSI operated its airborne hyperspectral sensors under contracts with third parties in several areas around the United States. Contracts to operate the sensors in the United States as an ecological, agricultural, hydrocarbon, and target identification contributed approximately $258,000 and $384,000 to revenue in fiscal 2004 and 2003 respectively.

PRINCIPLES OF CONSOLIDATION
The consolidated financial statements include the accounts of ESSI and its subsidiaries. All significant intercompany transactions have been eliminated.

OIL AND GAS PROPERTIES
ESSI uses the successful efforts method to account for its oil and gas properties. Costs incurred for property acquisition, exploration, and drilling related to its oil and gas properties are capitalized. Once the project is completed, and, if oil or gas is located, costs capitalized to date on the specific project are amortized under the unit-of-production method as revenue is recognized. Capitalized costs for unsuccessful projects are expensed when that determination is made.

Based on the agreements for the working interests in oil and gas properties, ESSI will proportionately share in future revenues as well as future operating and drilling costs. Unproved oil and gas properties that are individually significant are periodically assessed for impairment of value, and a loss is recognized at the time of impairment by providing an impairment allowance. In fiscal 2004 and 2003, $439,000 and $617,000 of prior year costs were impaired because profitable production had not yet been obtained in 5 of 7 properties.

Capitalized costs of producing oil and gas properties, after considering estimated dismantlement and abandonment costs and estimated salvage values, are depreciated and depleted by the unit-of-production method.

REVENUE RECOGNITION
ESSI recognizes revenue and costs as services are rendered under contract for airborne hyperspectral services and imaging processing services.

DEPRECIATION AND AMORTIZATION
ESSI recognizes depreciation on its property and equipment using the straight-line method over estimated useful lives ranging from five years for computers and software, vehicles and equipment to ten years for the two hyperspectral sensors.

IMPAIRMENT OF LONG-LIVED ASSETS
Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. ESSI evaluates long-lived assets to determine potential impairment by comparing the carrying amount to the undiscounted estimated future cash flows of the related assets. In fiscal 2004 and 2003, ESSI incurred asset impairments of $137,000 and $543,877, $439,000 and $617,000 on unsuccessful oil and gas properties in fiscal 2004 and 2003, $1,958,000 on the Probe, LC abandoned construction in progress in fiscal 2004, $900,000 on the Polyspectrum abandoned construction in progress in fiscal 2003, and $108,334 on Terranet computer equipment in fiscal 2003.

INCOME TAXES
Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the period in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

MINORITY INTEREST
Losses from subsidiaries with minority interest are allocated to the minority interest liability account based on the percentage of minority interest ownership. Once losses applicable to the minority interest in the subsidiary exceed the minority interest in the equity capital of the subsidiary, then no additional losses will be allocated to the minority interest liability account.

NET LOSS PER COMMON SHARE
Net loss per common share has been computed based on the weighted average number of ESSI's common shares outstanding. Common stock equivalents have not been considered in the diluted net loss per share calculation because their effect on net loss per share is anti-dilutive.

STOCK OPTIONS AND WARRANTS
ESSI accounts for non-cash stock-based compensation issued to non-employees in accordance with the provisions of SFAS No. 123 and EITF No. 96-18, Accounting for Equity Investments That Are Issued to Non-Employees for Acquiring, or in Conjunction with Selling Goods or Services. Common stock issued to non-employees and consultants is based upon the value of the services received or the quoted market price, whichever value is more readily determinable. ESSI accounts for stock options and warrants issued to employees under the intrinsic value method. Under this method, ESSI recognizes no compensation expense for stock options or warrants granted when the number of underlying shares is known and the exercise price of the option or warrant is greater than or equal to the fair market value of the stock on the date of grant. The following table illustrates the effect on net loss and net loss per share if ESSI had applied the fair value provisions of FASB Statement No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, to stock-based employee compensation.

                                                  2004                 2003
                                              ------------         ------------
     Net loss as reported                     $ (3,095,627)        $ (5,354,184)
     Less: stock based compensation
         determined under fair value-
         based method                                    0                    0
                                              ------------         ------------
         Pro forma net loss                   $ (3,095,627)        $ (5,534,184)
                                              ============         ============
         Basic and diluted net loss
            per common share:
            As reported                       $       (.02)        $       (.03)
         Pro forma                                    (.02)                (.03)


The weighted average fair value of the stock options granted during 2003 and 2003 was $.25. Variables used in the Black-Scholes option-pricing model include
(1) 4.0% interest rate in 2003, (2) expected option life is the actual remaining life of the options as of each year end, (3) expected volatility is 0% in 2003, and (4) zero expected dividends.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECENTLY-ISSUED ACCOUNTING STANDARDS
ESSI does not expect the adoption of recently issued accounting pronouncements to have a significant impact on their financial position, results of operations or cash flow.


NOTE 2 - GOING CONCERN

ESSI is experiencing severe working capital deficiencies because it has incurred substantial operating losses. ESSI has operated with funds received from the sale of its common stock and the issuance of notes. ESSI's ability to continue as a going concern is dependent upon continued debt or equity financings until or unless ESSI is able to generate operating revenues to sustain ongoing operations. There can be no assurance that ESSI can raise the necessary funds to continue as a going concern.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                                          March 31,
                                              ---------------------------------
                                                  2004                 2003
                                              ------------         ------------
         Mineral properties (A)               $    586,093         $    692,090
         ATM imagery database                           --              134,000
         Computers and software                         --              186,788
         Vehicles and equipment                  1,144,536            1,144,536
         Hyperspectral instruments (B)                  --            4,058,000
         Construction in progress (C)                   --                    -
                                              ------------         ------------
                                                 1,730,629            6,215,414
         Accumulated depreciation,
           amortization and depletion             (693,972)          (2,676,835)
                                              ------------         ------------
                                              $  1,036,657         $  3,538,579
                                              ============         ============

(A) In fiscal 2003, ESSI paid $150,000 for drilling on two existing properties and sold a portion of its interests to others on those two properties for $112,785.

         In fiscal 2001, one of the oil and gas properties with capitalized costs of about $250,000 began production. ESSI recognized $257,000 and $348,000 in revenue from that property in fiscal 2004 and 2003 respectively. Depletion was $30,208 and $51,760 in fiscal 2004 and 2003 respectively.

         In fiscal 2004 and 2003, ESSI wrote-off $ 439,732 and $616,786 respectively, of previously capitalized costs on properties that were determined to be uneconomical wells.

(B) This category is three hyperspectral instruments which originally cost $3,958,235. All instruments were fully impaired in fiscal 2003.

         The related debt as of March 31, 2004 is $3,623,896 and includes $873,896 of accrued interest. No lease payments have been made since June 2000, and the entire balance due is shown as a current liability.

(C) Fiscal 2001 construction costs related to the development of a remote sensing instrument and satellite. In fiscal 2002, ESSI's agreement with the ONR for the satellite was terminated and ESSI impaired $13,010,364 in such development costs. The $900,000 balance representing development costs of the second generation hyperspectral instrument was impaired in fiscal 2003.

NOTE 4 - OIL AND GAS INTERESTS

         Supplemental information (unaudited)
                                                                    Successful
         Capitalized costs relating to oil and gas                    Efforts
         producing activities at March 31, 2004                    ------------
           Unproved oil and gas properties                         $    330,671
           Proved oil and gas properties                                255,422
           Less accumulated depletion                                  (175,217)
                                                                   ------------
         Net capitalized costs                                     $    410,876
                                                                   ============
         Costs incurred in oil and gas producing
         activities for the years ended
         March 31, 2004 and 2003                        2004           2003
                                                    ------------   ------------
         Property acquisition costs
           Proved                                   $      5,803             --
           Unproved                                      330,671        439,472

         Results of operations for oil and gas
         producing activities for the years ended
         March 31, 2004 and 2003
           Oil and gas sales                        $    265,050   $    395,536
           Development Costs                              (7,403)       (23,355)
           Depletion                                     (30,208)       (51,760)
           Impairment                                   (439,472)      (646,545)
                                                    ------------   ------------
         Results of operations for oil and gas
         producing activities (excluding corporate
         overhead and financing costs)              $   (212,033)  $   (326,124)
                                                    ============   ============

The following estimates of proved and proved developed reserve quantities and related standardized measure of discounted net cash flow are estimates only, and do not purport to reflect realizable values or fair market values of ESSI's reserves. ESSI emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those producing oil and gas properties. Accordingly, these estimates are expected to change as future information becomes available. All of ESSI's reserves are located in the United States.

Proved reserves are estimated reserves of crude oil (including condensate and natural gas liquids) and natural gas that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those expected to be recovered through existing wells, equipment and operating methods.

The standardized measure of discounted future net cash flows is computed by applying year end prices of oil and gas (with consideration of price changes only to the extent provided by contractual arrangements) to the estimated future production of proved oil and gas reserves, less estimated future expenditures (based on year-end costs) to be incurred in developing and producing the proved reserves, less estimated future income tax expenses (based on year-end statutory tax rates, with consideration of future tax rates already legislated) to be incurred on pretax net cash flows less tax basis of the properties and available credits, and assuming continuation of existing economic conditions. The estimated future net cash flows are then discounted using a rate of 10 percent a year to reflect the estimated timing of the future cash flows.

                                                             2004                                       2003
                                              ---------------------------------          ---------------------------------
                                                   Oil                  Gas                   Oil                  Gas
                                                 (Bbls)                (Mcf)                (Bbls)                (Mcf)
                                              ------------         ------------          ------------         ------------
Proved developed and undeveloped reserves           18,283            9,700,000                17,000           20,100,000
  Revisions of previous estimates                       --           (2,655,220)               25,687                   --
  Production                                        (4,927)          (1,773,780)              (24,404)         (10,400,000)
                                              ------------         ------------          ------------         ------------
End of Year                                         13,356            5,271,000                18,283            9,700,000

Proved developed reserves
  Beginning of year                                 18,283            9,700,000                17,000           20,100,000
  End of year                                       13,356            5,271,000                18,283            9,700,000



Standardized measure of                                                2004                                       2003
discounted future net cash flows                                   ------------                               ------------
at March 31, 2004 and 2003                                         $    547,905                               $  1,260,247
  Future production costs                                               (23,097)                                   (53,119)
  Future development costs                                              (23,346)                                   (76,609)
  10% annual discount for estimated
    timing of cash flows                                                (79,799)                                  (273,674)
                                                                   ------------                               ------------
Standardized measure of discounted
future net cash flows relating to
proved oil and gas reserves                                        $    421,663                               $    856,845
                                                                   ============                               ============


The following reconciles the change in the standardized measure of discounted future net cash flows for fiscal 2004 and 2003

                                                                       2004                                       2003
                                                                   ------------                               ------------
Beginning of the year                                              $    856,845                               $  1,146,553
Sales of oil and gas, net of production
  Costs                                                                (257,647)                                  (372,180)
Net changes in prices and production
  Costs                                                                  30,022                                     17,960
Development costs incurred during the
  year which were previously estimated                                    7,403                                     23,355
Revisions of previous quantity estimates                               (161,697)                                    67,059
Net change in future estimated
  development costs                                                     (53,263)                                   (25,902)
                                                                   ------------                               ------------
End of year                                                        $    421,663                               $    856,845
                                                                   ============                               ============

NOTE 5 - NAVAL EARTHMAP OBSERVER (NEMO) PROJECT

In May 2002, ESSI received notification from the ONR indicating that the performance period for the agreement governing the NEMO project had ended. The related unpaid receivable of $814,895 as of March 31, 2003 has been fully reserved and no payments have been received since that date.

Included in accounts payable as of March 31, 2004 is $8,216,424 in unpaid accounts payable to NEMO subcontractors and vendors.


NOTE 6 - NOTES PAYABLE

Notes payable consists of the following:
                                                  2004                 2003
                                              ------------         ------------
Installment note payable with a balloon
  due June 15, 2004, secured by airplane,
  the hyperspectral sensor, and the
  producing oil and gas property, with
  interest at 15%, due in monthly
  installments of $18,011                     $  1,080,870         $  1,058,859

Installment note payable secured by
  producing oil and gas property, with
  interest at 15%, due in monthly
  installments of $6,929                           420,866                   --

Unsecured convertible promissory notes,
  delinquent, with interest at 12.5%                41,568               41,568

Other                                                3,033                3,033

Less:  current portion                          (1,208,622)            (108,417)
                                              ------------         ------------
                                              $    337,715         $    995,043
                                              ============         ============

In fiscal 2003, $733,233 of notes outstanding plus accrued interest were converted into common stock at the agreed upon conversion rates.


NOTE 7 - SHAREHOLDER LOANS

ESSI has financed its operations in part by funds received from advances by shareholders. These advances are in the form of unsecured promissory notes and bear interest at rates ranging from 8% to 10%. As of March 31, 2004 and 2003, interest accrued on such advances aggregated $555,378 and $448,965 respectively, and has been included in accrued interest.


NOTE 8 - DEFERRED OFFICERS' COMPENSATION

Deferred compensation consists of the cumulative unpaid compensation due to corporate officers (Chairman, Chief Executive Officer, Chief Financial Officer and Secretary). ESSI recorded net deferred officer compensation, accrued payroll taxes and accrued interest of $400,116 and $(54,247) during fiscal 2004 and 2003, and included these amounts in general and administrative expenses. ESSI is accruing interest on the deferred compensation balances at a rate of 8.5%, compounded quarterly. ESSI is making full salary payments to the Chairman and CEO and Secretary/Treasurer as cash flow allows.

NOTE 9 - BUSINESS SEGMENT INFORMATION

ESSI's major activities are broken down into an Airborne Hyperspectral Services business segment, a Satellite Development business segment, an Oil and Gas property business segment and an Other Industries business segment. The Airborne Hyperspectral Services segment and Satellite Development segment will utilize remote sensing instruments to earn revenue from the sale of hyperspectral imagery. The current Satellite Development business segment revenue is from a cost reimbursement contract with the U.S. Navy for the construction of the NEMO project, which has been disbanded. Transactions between the business segments are loans, interest, and management fees based on an allocation of incurred costs for general and administrative expenses. As the consolidated group is operating at a net loss position, no income tax expense or benefit is provided.

                                                      Business Segment Information for Fiscal Year 2004

                                      Airborne
                                    Hyperspectral       Satellite        Oil and Gas         Other
                                      Services         Development       Properties        Industries         Combined
                                    ------------      ------------      ------------      ------------      ------------
Revenue                             $    258,843      $         --      $    257,647                --      $    516,490
                                    ============      ============      ============      ============      ============
Operating Income (Loss)             $ (3,316,796)     $     (1,676)     $   (138,703)               --      $ (3,457,657)
                                    ============      ============      ============      ============      ============

Interest income                            2,556               292                --                --             2,848
Interest expense                        (686,080)              (12)               --                --          (686,092)
Loss from continuing operations
  before income taxes and
  minority interest                           --                --                --                --        (4,140,420)
Total Assets at 3/31/04             $    735,067      $     24,946      $    473,560                --      $  1,233,573
                                    ============      ============      ============      ============      ============
Depreciation and amortization
  for the period ended 3/31/04      $    339,116      $         --      $     30,208                --      $    369,324
                                    ============      ============      ============      ============      ============
Capital expenditures for the
  period ended 3/31/04              $         --      $         --      $    336,474                --      $    336,474
                                    ============      ============      ============      ============      ============




                                                      Business Segment Information for Fiscal Year 2003

                                      Airborne
                                    Hyperspectral       Satellite        Oil and Gas         Other
                                      Services         Development       Properties        Industries         Combined
                                    ------------      ------------      ------------      ------------      ------------

Revenue                             $    384,212      $      6,459      $    395,537                --      $    786,208
                                    ============      ============      ============      ============      ============
Operating Income (Loss)             $ (2,751,201)     $ (1,652,556)     $   (460,202)               --      $ (4,863,959)
                                    ============      ============      ============      ============      ============

Interest income                               17               610                --                --               627
Interest expense                        (421,119)         (309,600)               --                --          (730,719)
Loss from continuing operations
  before income taxes and
  minority interest                           --                --                --                --        (5,594,051)
Total Assets at 3/31/03             $  3,077,410      $    345,939      $    668,217                --      $  4,091,566
                                    ============      ============      ============      ============      ============
Depreciation and amortization
  for the period ended 3/31/03      $    539,646      $      3,447      $     57,760                --      $    594,646
                                    ============      ============      ============      ============      ============
Capital expenditures for the
  period ended 3/31/03              $     74,635      $         --      $    105,915                --      $    180,550
                                    ============      ============      ============      ============      ============

NOTE 10 - INCOME TAXES

The Company recorded no provision for income taxes in fiscal 2004 and 2003 due to the operating losses incurred from inception to date.

The tax effect of temporary differences between financial reporting and the tax bases of assets and liabilities relate to the following:

                                                       March 31,
                                            ------------------------------
                                                2004              2003
                                            ------------      ------------
Net operating loss carryforwards            $ 15,364,448      $ 13,445,538
Other net deferred tax assets                  1,158,986         1,158,986
                                            ------------      ------------
Gross deferred tax assets                     16,523,434        14,604,524
Deferred tax assets valuation allowance      (16,523,434)      (14,604,524)
                                            ------------      ------------
                                            $         --      $         --
                                            ============      ============

The deferred tax asset has been fully reserved because ESSI cannot anticipate future taxable income to realize the potential benefits of the gross deferred tax asset.

The Company has net tax operating loss carryforwards at March 31, 2004 of approximately $47,000,000. Such carry forwards may be used to offset taxable income, if any, in future years through their expiration in 2003 through 2022. The annual amount of tax loss carryforward, which can be utilized, may be limited due to the substantial changes in the Company's ownership as defined by section 382 of the Internal Revenue Code, which may occur in the future. Such limitations could result in the expiration of a part or all of the loss carryforwards before their utilization.


NOTE 11 - OFFICER AND DIRECTOR STOCK OPTIONS

In August 1997, the Board of Directors granted performance based options to ESSI's Chairman, President and Chief Executive Officer to each purchase 5,000,000 shares of ESSI's stock at exercise prices ranging from $0.50 per share to $2.50 per share and to ESSI's Secretary to purchase 1,000,000 shares of ESSI's stock at an exercise price of $0.50 per share. All of these performance based stock options are exercisable for a period of 24 months from the date of vesting. The options will be deemed vested for each individual if that individual is employed by ESSI on the first date on which the closing market price of ESSI's common stock equals or exceeds the price per share performance targets for 30 consecutive days. The specific vesting criteria for these options are described below:

When and if the closing market price of common stock equals or exceeds each of the following prices $0.50, $1.00, $1.50, $2.00 and $2.50 per share for 30 consecutive days, each of the three individuals shall become fully vested with an option to purchase 1,000,000 shares of common stock for each milestone at a price equal to the milestone price of $0.50, $1.00, $1.50, $2.00 and $2.50 per share, exercisable for a period of 24 months from the date of vesting.

During fiscal 2000, the Board of Directors issued options to a new employee to purchase 650,000 shares of ESSI's common stock with an exercise price below fair value. In fiscal 2003, 2002 and 2001, ESSI recognized $14,624 in each year of non-cash compensation expense related to these options.

During fiscal 2001, the Board of Directors approved performance based bonuses in the form of options to ESSI's officers. The specific vesting criteria for these options are described below:

10% of options shall be considered vested and bonused as paid in full shares for past services to ESSI; 15% of all options shall become vested and paid in full when ESSI is successful in obtaining a commitment from a strategic partner, financial institution, reputable investment banker or other source in raising capital sufficient to fund the NEMO program (shut down in 2002 - see Note 6); 20% vested and paid in full when successful in raising gross capital of at least $6,000,000; 20% vested and paid in full when successful in raising gross capital of at least $30,000,000; 20% vested and paid in full when successful in raising gross capital of at least $100,000,000; and 15% vested and paid in full in the event the NEMO program is successfully funded.

During fiscal 2001, the Board of Directors approved the issuance of 8,587,000 shares against options as a stock bonus. ESSI reduced options outstanding by 8,587,000 and recorded non-cash compensation expense of $2,926,781.

ESSI has adopted the disclosure requirements of Statement of Financial Accounting Standard No. 123 ("FAS 123"), Accounting for Stock-Based Compensation. This statement allows companies to choose whether to account for stock-based compensation under the intrinsic method as prescribed by Accounting Principles Board Opinion No. 25 ("APB 25") or to use a fair value method described in FAS 123. ESSI continues to follow the provisions of APB 25. No compensation cost has been recognized on ESSI's stock option grants except as described previously, as the options include an exercise price equal to or exceeding the fair value on the date of grant.

Prior to fiscal 2002, ESSI granted two individuals a combined total of 1,687,500 stock options, which vest after certain pre-established performance criteria have been met. As of March 31, 2004, the Board had not determined the criteria. Therefore, these options are considered to be non-vested.

In fiscal 2003, 700,000 were granted. In fiscal 2002, no stock options were granted. ESSI has determined that the pro forma effects of applying FAS 123 in 2002 is immaterial. The fair value was determined using the Black-Scholes option pricing model using the following weighted-average assumptions:

                                         Fiscal       Fiscal       Fiscal
                                          2003         2002         2001
                                          ----         ----         ----
         Risk-free interest rate          4.0%          N/A          5.6%
         Expected dividend yield           --           N/A           --
         Expected lives                   2.3           N/A          2.5
         Expected volatility                0%          N/A          131%

The following table summarizes the employee stock option transactions described above.
                                             Shares
                                              under           Weighted-average
                                             option            exercise price
                                          -----------            ----------
         Balance, March 31,2000            34,350,000            $     0.83
            Options granted                 4,750,000                  0.49
            Options cancelled              (4,500,000)                 0.46
            Options exercised              (8,787,000)                 0.27
                                          -----------            ----------
         Balance, March 31,2001            25,813,000                  1.01
            Options granted                        --                    --
            Options cancelled             (1,875,000)                  0.50
            Options exercised                      --                    --
                                          -----------            ----------
         Balance, March 31,2002            23,938,000                  1.05
            Options granted                   700,000                  0.25
            Options cancelled              (1,500,000)                 0.30
            Options exercised                      --                    --
                                          -----------            ----------
         Balance, March 31, 2003           23,138,000                  1.07
            Options granted                        --                    --
            Options cancelled              (1,162,500)                 0.57
            Options exercised                      --                    --
                                          -----------            ----------
         Balance, March 31, 2004           21,975,500                  1.07
                                          ===========            ==========

The weighted average per share fair value of options granted during fiscal years 2003 was $0.25.


NOTE 12 - SHAREHOLDERS' EQUITY

PREFERRED STOCK
During fiscal 1998, ESSI issued 200,000 shares of its Series A preferred stock; 100,000 of these shares were issued as a result of the conversion of a note payable. Each share of ESSI's Series A preferred stock is convertible into five shares of ESSI's common stock. The preferred stock has liquidation preference in the amount of $5.00 per share or $1,000,000. The preferred stock is redeemable by ESSI and has no voting rights. In addition, the recipient of the preferred stock was granted warrants as discussed below to purchase an additional 1,000,000 shares of ESSI's common stock. In fiscal 2003, the preferred stock was converted to common stock and the warrants were exercised.

TREASURY STOCK
In fiscal 1999, ESSI received into treasury 1,000,000 shares of redeemable common stock previously issued to a vendor as payment for a hyperspectral instrument contract that was subsequently cancelled. ESSI subsequently reissued 500,000 of these shares to a third party during fiscal 1999.

PRIVATE PLACEMENT OF PETRO PROBE, INC. COMMON STOCK
In fiscal 2001 and 2000, Petro Probe, Inc. issued 22,332 and 10,166 shares, respectively, of its common stock at approximately $3.00 per share. This transaction increased minority interest by $67,000 and $30,500, respectively (see note 3). In fiscal 2002, 250,000 shares of Petro Probe stock were allocated against investor deposit. This transaction increased minority interest by $13,864 and additional paid-in capital by $736,136.

PRIVATE PLACEMENT OF ECO PROBE, INC. COMMON STOCK
In fiscal 2001, Eco Probe, Inc., issued 151,667 shares of its common stock at approximately $3.00 per share. This transaction increased minority interest by $445,004 (see note 3).

In fiscal 2000, warrants to purchase 100,000 shares of either Petro Probe or Terranet at $3.00 per share for two years and 100,000 shares of either Petro Probe or Terranet at $5.00 per share for five years were issued to a consultant. In fiscal 2002, 100,000 of these warrants expired.

EQUITY LINE
In fiscal 2002, ESSI signed an agreement with an investor for an equity line of up to $10,000,000 for one year with an extension option for another year. Under this equity line, ESSI sold 15,148,210 shares to the investor for $440,985 in fiscal 2003. No additional sales are anticipated.


NOTE 13 - WARRANTS

STOCK WARRANTS
In conjunction with the equity line, ESSI issued warrants in fiscal 2002 to the investor to purchase 1,500,000 shares of ESSI's common stock for 5 years at a price equal to the lesser of 95% of an average stock price after the definitive documents were signed or 95% of the market price at the date of effectiveness of the registration statement. ESSI determined the estimated fair value of these warrants to be immaterial, and, as such, did not record the deferred financing cost asset. Additional warrants up to 1,500,000 will be issued pro rata as the equity line is used. The price of these additional warrants will be based on the market price immediately following sale to the investor. There has been no additional activity for fiscal 2004.


NOTE 14 - COMMITMENT AND CONTINGENCIES

OPERATING RENT
Future minimum rental payments and sublease rental income to be received under non-cancelable leases with initial terms in excess of one year are as follows at March 31, 2004:
                       2005         $   76,800
                       2006             25,600
                                    ----------
                                    $  102,400
                                    ==========

Rental expense for office space included in operations for fiscal 2004 and 2003 is $76,800. In fiscal 2001, the Company entered into a lease for its office in Kalispell, Montana. The lease is with two officers of ESSI and is for a term of 5 years with minimum monthly payments of $6,400.

LITIGATION
In November 2000, a lawsuit was filed against ESSI by a vendor. The vendor alleges that ESSI has not paid them 500,000 shares of ESSI's stock, which it is owed pursuant to a written contract between the vendor and ESSI in which the vendor agreed to perform certain services for the Company in return for cash and ESSI's common stock. The relief sought by the vendor in the lawsuit includes significant compensatory and punitive damages; however, ESSI believes that it will be able to settle the lawsuit for less than the relief sought. ESSI has recorded a contingency loss accrual of $185,000. It is management's opinion that the loss accrual is their best estimate of the potential liability and associated legal costs of the dispute. ESSI filed counterclaims in May 2002 and there has been no activity since that date.

                           INDEPENDENT AUDITORS REPORT


To the Board of Directors
   Earth Search Sciences, Inc.
   Houston, Texas

We have audited the accompanying balance sheets of Earth Search Sciences, Inc. as of March 31, 2004, and the related statements of expenses, stockholders' deficit, and cash flows for each of the years ended March 31, 2004 and 2003. These financial statements are the responsibility of ESSI's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Earth Search Sciences, Inc., as of March 31, 2004, and the results of its operations and its cash flows for the years ended March 31, 2004 and 2003, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that ESSI will continue as a going concern. As shown in the financial statements, ESSI's gross revenues dropped from $786,000 to $516,490 from fiscal 2003 to fiscal 2004, ESSI incurred a net loss of $3,095,627 during fiscal 2004, and as of March 31, 2004, ESSI's current liabilities exceeded its current assets by $15,411,835. These factors, among others, as discussed in note 2 to the financial statements, raise substantial doubt about ESSI's ability to continue as a going concern. Management's plans in regard to these matters are also described in note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


MALONE & BAILEY, PLLC
Houston, Texas
www.malone-bailey.com

July 12, 2004

                       EXHIBIT 31.1
                                                                    ------------




                  Certification of the Chief Executive Officer
                       Pursuant to 18 U.S.C. Section 1350


     Solely for the purposes of complying with 18 U.S.C. section 1350, I, the undersigned Chairman of the Board and Chief Executive Officer of Earth Search Sciences, Inc. (the "Company"), hereby certify, based on my knowledge, that the Annual Report on Form 10-K of the Company for the year ended March 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.





Date:  July 12, 2004                         /s/ Larry F Vance
                                             ----------------------------------
                                             Larry F Vance
                                             Chairman of the Board and
                                             Chief Executive Officer







                                                                    EXHIBIT 31.2
                                                                    ------------




                  Certification of the Chief Financial Officer
                       Pursuant to 18 U.S.C. Section 1350


     Solely for the purposes of complying with 18 U.S.C. section 1350, I, the undersigned Acting Chief Financial Officer of Earth Search Sciences, Inc. (the "Company"), hereby certify, based on my knowledge, that the Annual Report on Form 10-K of the Company for the year ended March 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.





Date:  July 12, 2004                         /s/ Tami J Story
                                             ----------------------------------
                                             Tami J Story
                                             Acting Chief Financial Officer


                                                          EXHIBIT 32.1
                                                                    ------------


                                 CERTIFICATIONS

I, Larry F. Vance, Chairman of the Board and Chief Executive Officer of Earth Search Sciences, Inc., certify that:

     1. I have reviewed this annual report on Form 10-K of Earth Search Sciences, Inc.;

     2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

     3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

     4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

          (a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

          (b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the "Evaluation Date"); and

          (c) presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

     5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):

          (a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

          (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

     6. The registrant's other certifying officers and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: July 12, 2004                              /s/ Larry F Vance
                                                 ----------------------------
                                                 Larry F Vance
                                                 Chairman of the Board and
                                                 Chief Executive Officer
                                                 (Principal Executive Officer)

                                                                    EXHIBIT 32.2
                                                                    ------------


                                  CERTIFICATION

I, Tami J Story, Acting Chief Financial Officer of Earth Search Sciences, Inc., certify that:

     1. I have reviewed this annual report on Form 10-K of Earth Search Sciences, Inc.;

     2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

     3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

     4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

          (a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

          (b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the "Evaluation Date"); and

          (c) presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

     5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):

          (a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

          (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

     6. The registrant's other certifying officers and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: July 12, 2004                              /s/ Tami J Story
                                                 ------------------------------
                                                 Tami J Story
                                                 Acting Chief Financial Officer
                                                 (Principal Financial Officer)